The LBL Advantage Variable Annuity

                          Prospectus dated May 1, 2002

Lincoln Benefit Life Company ("Lincoln Benefit" "we", or "us") is offering the LBL Advantage Variable Annuity, a group and individual flexible premium deferred variable annuity contract ("CONTRACT"). This prospectus contains information about the Contract that you should know before investing. Please keep it for future reference.


The Contract currently offers 37 "INVESTMENT ALTERNATIVES". The investment alternatives include 3 fixed account options ("FIXED ACCOUNT OPTIONS") and 34 variable subaccounts ("VARIABLE SUBACCOUNTS") of the Lincoln Benefit Life Variable Annuity Account ("VARIABLE ACCOUNT"). Each Variable Subaccount invests exclusively in shares of the portfolios ("Portfolios") of the following mutual funds ("FUNDS"):


AIM Variable Insurance Funds
Fidelity Variable Insurance Products Fund
Janus Aspen Series
Lazard Retirement Series, Inc.
LSA Variable Series Trust
MFS Variable Insurance Trust
OCC Accumulation Trust
Oppenheimer Variable Account
Funds Panorama Series Fund, Inc.
PIMCO Variable Insurance Trust
Putnam Variable Trust
Rydex Variable Trust
Salomon Brothers Variable Series Funds
The Universal Institutional Funds, Inc.
Van Kampen Life Investment Trust


Each Fund has multiple Portfolios. Not all of the Funds and/or Portfolios, however, may be available with your Contract. You should check with your representative for further information on the availability of Funds and/or Portfolios. Your annuity application will list all available Portfolios.


Lincoln Benefit has filed a Statement of Additional Information, dated May 1, 2002, with the Securities and Exchange Commission ("SEC"). It contains more information about the Contract and is incorporated herein by reference, which means it is legally a part of this prospectus. Its table of contents appears on page D-1 of this prospectus. For a free copy, please write or call us at the address or telephone number above, or go to the SEC's Web site (http://www.sec.gov). You can find other information and documents about us, including documents that are legally part of this prospectus, at the SEC's Web site.


THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR DISAPPROVED THE SECURITIES DESCRIBED IN THIS PROSPECTUS, NOR HAS IT PASSED ON THE ACCURACY OR THE ADEQUACY OF THIS PROSPECTUS. ANYONE WHO TELLS YOU OTHERWISE IS COMMITTING A FEDERAL CRIME.

IMPORTANT NOTICES: THE CONTRACTS MAY BE DISTRIBUTED THROUGH BROKER-DEALERS THAT HAVE RELATIONSHIPS WITH BANKS OR OTHER FINANCIAL INSTITUTIONS OR BY EMPLOYEES OF SUCH BANKS. HOWEVER, THE CONTRACTS ARE NOT DEPOSITS, OR OBLIGATIONS OF, OR GUARANTEED BY SUCH INSTITUTIONS OR ANY FEDERAL REGULATORY AGENCY. INVESTMENT IN THE CONTRACTS INVOLVES INVESTMENT RISKS, INCLUDING POSSIBLE LOSS OF PRINCIPAL. THE CONTRACTS ARE NOT FDIC INSURED.

TABLE OF CONTENTS

                                                                        Page

Overview...............................................................
     Important Terms................................................... 3
     The Contract At A Glance.......................................... 4
     How the Contract Works............................................ 7
     Expense Table..................................................... 8
     Financial Information............................................. 14
Contract Features......................................................
     The Contract...................................................... 15
     Purchases......................................................... 16
     Contract Value.................................................... 17
     Investment Alternatives...........................................
         The Variable Subaccounts...................................... 19
         The Fixed Account Options..................................... 21
         Transfers..................................................... 24
     Expenses.......................................................... 25
     Access To Your Money.............................................. 28
     Contract Loans.................................................... 29
     Income Payments................................................... 30
     Death Benefits.................................................... 33
Other Information......................................................
     More Information:................................................. 38
         Lincoln Benefit Life.......................................... 38
         The Variable Account.......................................... 38
         The Portfolios................................................ 38
         The Contract.................................................. 39
         Qualified Plans............................................... 40
         Legal Matters................................................. 40
     Taxes............................................................. 40
     Annual Reports and Other Documents................................ 46
     Experts........................................................... 46
     Performance Information........................................... 47

Appendix A - Accumulation Unit Values.................................. A-1
Appendix B - Market Value Adjustment Example........................... B-1
Appendix C - Calculation of Enhanced Earnings Death Benefit Amount..... C-1
Statement of Additional Information Table of Contents.................. D-1

IMPORTANT TERMS

THIS PROSPECTUS USES A NUMBER OF IMPORTANT TERMS THAT YOU MAY NOT BE FAMILIAR WITH. THE INDEX BELOW IDENTIFIES THE PAGE THAT DESCRIBES EACH TERM. THE FIRST USE OF EACH TERM IN THIS PROSPECTUS APPEARS IN HIGHLIGHTS.

                                                                         Page


     Accumulation Phase................................................ 7
     Accumulation Unit................................................. 14
     Accumulation Unit Value........................................... 14
     Anniversary Values................................................ 34
     Annuitant......................................................... 5
     Automatic Additions Program....................................... 16
     Automatic Portfolio Rebalancing Program........................... 25
     Beneficiary....................................................... 15
     Cancellation Period............................................... 4
     Contingent Beneficiary............................................ 15
     *Contract......................................................... 1
     Contract Anniversary.............................................. 6
     Contract Owner ("You")............................................ 7
     Contract Value.................................................... 6
     Contract Year..................................................... 6
     Death Benefit Anniversary......................................... 33
     Dollar Cost Averaging Program..................................... 21
     Due Proof of Death................................................ 33
     Enhanced Earnings Death Benefit Rider............................. 34
     Enhanced Death Benefit Rider...................................... 34
     Fixed Account Options............................................. 1
     Free Withdrawal Amount............................................ 26
     Funds............................................................. 1
     Guarantee Periods................................................. 21
     Guaranteed Income Benefit......................................... 32
     Guaranteed Maturity Fixed Account................................. 21
     Income Base....................................................... 32
     Income Benefit Rider.............................................. 32
     Income Plan....................................................... 30
     In-Force Premium.................................................. 35
     Investment Alternatives........................................... 1
     Issue Date........................................................ 6
     Lincoln Benefit ("We" or "Us").................................... 1
     Loan Account...................................................... 29
     Market Value Adjustment........................................... 6
     Payout Phase...................................................... 7
     Payout Start Date................................................. 7
     Portfolios........................................................ 1
     Primary Beneficiary............................................... 15
     Rider Date........................................................ 32
     SEC............................................................... 1
     Settlement Value.................................................. 33
     Systematic Withdrawal Program..................................... 28
     Tax Qualified Contracts........................................... 43
     Valuation Date.................................................... 17
     Variable Account.................................................. 1
     Variable Subaccount............................................... 1


*In certain states the Contract is available only as a group Contract. If you purchase a group Contract, we will issue you a certificate that represents your ownership and that summarizes the provisions of the group Contract. References to "Contract" in this prospectus include certificates, unless the context requires otherwise.

THE CONTRACT AT A GLANCE

THE FOLLOWING IS A SNAPSHOT OF THE CONTRACT. PLEASE READ THE REMAINDER OF THIS PROSPECTUS FOR MORE INFORMATION.


FLEXIBLE PAYMENTS

You can purchase a Contract with as little as $10,000. You can add to your Contract as often and as much as you like, but each payment must be at least $100 unless you enroll in an automatic payment plan, in which case each payment must be at least $50.


RIGHT TO CANCEL

You may cancel your Contract within 20 days of receipt or any longer period as your state may require ("CANCELLATION PERIOD"). Upon cancellation, we will return your purchase payments adjusted, to the extent federal or state law permits, to reflect the investment experience of any amounts allocated to the Variable Account.


EXPENSES

You will bear the following expenses:

o Total Variable Account annual fees equal to 1.35% of average daily net assets (1.60% if you select the ENHANCED DEATH BENEFIT RIDER, 1.55% if you elect the INCOME BENEFIT RIDER, and 1.80% if you select both the Enhanced Death Benefit and the Income Benefit Riders).

o If you select the ENHANCED EARNINGS DEATH BENEFIT RIDER, you would pay an additional annual fee of up to 0.35% of average daily net assets (depending on the oldest Contract owner's age on the date we issue the Rider). For more information about Variable Account expenses, see "EXPENSES" below.


o Withdrawal charges ranging from 0% to 8% of purchase payment withdrawn (with certain exceptions)

o Transfer fee of up to .50% of the transfer amount, but not less than $25, after 12th transfer in any Contract Year (fee currently waived)

o State premium tax (if your state imposes one). In addition, each Portfolio pays expenses that you will bear indirectly if you invest in a Variable Subaccount.

INVESTMENT ALTERNATIVES

The Contract offers 37 investment alternatives including:

o    3 Fixed Account Options (which credit interest at rates we guarantee)

o 34 Variable Subaccounts investing in Portfolios offering professional money management by these investment advisers:


                  A I M Advisors, Inc.
                  Fidelity Management & Research Company
                  Janus Capital Management LLC
                  Lazard Asset Management
                  LSA Asset Management LLC
                  MFS Investment Management
                  OpCap Advisors
                  OppenheimerFunds, Inc.
                  Pacific Investment Management Company
                  Putnam Investment Management, Inc.
                  Rydex Global Advisers
                  Salomon Brothers Asset Management Inc.
                  Van Kampen
                  Van Kampen Asset Management Inc.


TO FIND OUT CURRENT RATES BEING PAID ON THE FIXED ACCOUNT OPTIONS OR HOW THE VARIABLE SUBACCOUNTS HAVE PERFORMED, CALL US AT 1-800-865-5237.



SPECIAL SERVICES

For your convenience, we offer these special services:

o        AUTOMATIC PORTFOLIO REBALANCING PROGRAM
o        AUTOMATIC ADDITIONS PROGRAM
o        DOLLAR COST AVERAGING PROGRAM
o        SYSTEMATIC WITHDRAWAL PROGRAM

INCOME PAYMENTS

You can choose fixed income payments, variable income payments, or a combination of the two. You can receive your income payments in one of the following ways:

o        life income with guaranteed payments

o        a "joint and survivor" life income with guaranteed payments

o        guaranteed payments for a specified period (5 to 30years)

We offer an optional Income Benefit Rider.


DEATH BENEFITS


If you or the ANNUITANT (if the Contract Owner is a non-living person) die before the PAYOUT START DATE, we will pay the death benefit described in the Contract. We offer an Enhanced Death Benefit Rider and Enhanced Earnings Death Benefit Rider. The Enhanced Earnings Death Benefit Rider is not available for purchase with any IRA at this time.

TRANSFERS

Before the Payout Start Date, you may transfer your Contract value ("CONTRACT VALUE") among the investment alternatives, with certain restrictions. We do not currently impose a fee upon transfers. However, we reserve the right to charge up to .50% of the transfer amount, but not less than $25 per transfer after the 12th transfer in each "Contract Year", which we measure from the date we issue your Contract or a Contract anniversary ("CONTRACT ANNIVERSARY"), which is the anniversary of your Contract's Issue Date.

WITHDRAWALS


You may withdraw some or all of your Contract Value at anytime prior to the Payout Start Date. In general, you must withdraw at least $50 at a time. Full or partial withdrawals are available under limited circumstances on or after the Payout Start Date. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty. A withdrawal charge and a MARKET VALUE ADJUSTMENT also may apply.

HOW THE CONTRACT WORKS

The Contract basically works in two ways.


First, the Contract can help you (we assume you are the CONTRACT OWNER) save for retirement because you can invest in up to 37 investment alternatives and generally pay no federal income taxes on any earnings until you withdraw them. The income on qualified plan and IRA investments is tax deferred and variable annuities held by such plans do not receive any additional tax deferral. See "Tax Qualified Contracts" on page 43. You do this during what we call the "ACCUMULATION PHASE" of the Contract. The Accumulation Phase begins on the date we issue your Contract (we call that date the "ISSUE DATE") and continues until the Payout Start Date, which is the date we apply your money to provide income payments. During the Accumulation Phase, you may allocate your purchase payments to any combination of the Variable Subaccounts and/or Fixed Account Options. If you invest in any of the three Fixed Account Options, you will earn a fixed rate of interest that we declare periodically. If you invest in any of the Variable Subaccounts, your investment return will vary up or down depending on the performance of the corresponding Portfolios.


Second, the Contract can help you plan for retirement because you can use it to receive retirement income for life and/or for a pre-set number of years, by selecting one of the income payment options (we call these "INCOME PLANS") described on page 30. You receive income payments during what we call the "PAYOUT PHASE" of the Contract, which begins on the Payout Start Date and continues until we make the last payment required by the Income Plan you select. During the Payout Phase, if you select a fixed income payment option, we guarantee the amount of your payments, which will remain fixed. If you select a variable income payment option, based on one or more of the Variable Subaccounts, the amount of your payments will vary up or down depending on the performance of the corresponding Portfolios. The amount of money you accumulate under your Contract during the Accumulation Phase and apply to an Income Plan will determine the amount of your income payments during the Payout Phase.

The timeline below illustrates how you might use your Contract.



 ISSUE            ACCUMULATION PHASE                 PAYOUT START                     PAYOUT PHASE
 DATE                                                     DATE

You buy             You save for                   You elect to receive         You can receive      Or you can
a Contract          retirement                      income payments or          income payments      receive
                                                     receive a lump            for a set period       income
                                                                                sum payment           payments
                                                                                                      for life


As the Contract Owner, you exercise all of the rights and privileges provided by the Contract. If you die, any surviving Contract Owner or, if none, the BENEFICIARY will exercise the rights and privileges provided by the Contract. SEE "The Contract." In addition, if you die before the Payout Start Date, we will pay a death benefit to any surviving Contract Owner, or if there is none, to your Beneficiary. SEE "Death Benefits."


Please call us at 1-800-865-5237 if you have any questions about how the Contract works.

EXPENSE TABLE

The table below lists the expenses that you will bear directly or indirectly when you buy a Contract. The table and the examples that follow do not reflect premium taxes that may be imposed by the state where you reside. For more information about Variable Account expenses, see "Expenses," below. For more information about Portfolio expenses, please refer to the accompanying prospectuses for the Funds.

CONTRACT OWNER TRANSACTION EXPENSES
Withdrawal Charge (as a percentage of purchase payments)*



Number of Complete Years Since We Received the Purchase Payment Being Withdrawn:


                                            0     1    2     3    4     5    6     7    8+

Applicable Charge:                          8%    7%   7%    6%   6%    5%   4%    3%   0%

Transfer Fee- up to .50% of the transfer amount, but not less than $25** *Each Contract Year, you may withdraw the greater of earnings not previously withdrawn or 15% of your New Purchase Payments (as defined in "Withdrawal Charge" below)without incurring a withdrawal charge. You may withdraw any Purchase Payment made more than 8 years before the withdrawal, which have not been previously withdrawn, without paying the charge.


**Applies solely to the thirteenth and subsequent transfers within a Contract Year, excluding transfers due to dollar cost averaging and automatic portfolio rebalancing. We are currently waiving the transfer fee.

VARIABLE ACCOUNT ANNUAL EXPENSES

(AS A PERCENTAGE OF AVERAGE DAILY NET ASSET VALUE DEDUCTED FROM EACH VARIABLE SUBACCOUNT)


Without the Enhanced Death Benefit or Income Benefit Riders
Mortality and Expense Risk Charge            1.25%
Administrative Expense Charge                0.10%
Total Variable Account Annual Expenses       1.35%

With the Enhanced Death Benefit Rider
Mortality and Expense Risk Charge            1.50%
Administrative Expense Charge                0.10%
Total Variable Account Annual Expenses       1.60%

With the Income Benefit Rider
Mortality and Expense Risk Charge            1.45%
Administrative Expense Charge                0.10%
Total Variable Account Annual Expenses       1.55%

With the Income Benefit and Enhanced Death Benefit Riders
Mortality and Expense Risk Charge            1.70%
Administrative Expense Charge                0.10%
Total Variable Account Annual Expenses       1.80%

If you elect the Enhanced Earnings Death Benefit Rider, your Total Variable Account Annual Expenses will be increased, based on the oldest Contract Owner's age on the date we issue the Rider, as follows:

     Age                   Annual Charge
     0-55                       0.15%
     56-65                      0.25%
     66-75                      0.35%

                            PORTFOLIO ANNUAL EXPENSES

     (After contractual reductions and reimbursements as shown in footnotes)
           (AS A PERCENTAGE OF PORTFOLIO AVERAGE DAILY NET ASSETS)(1)




                                                                          Management      Rule 12b-1       Other     Total Portfolio
Portfolio                                                                    Fees            Fees         Expenses   Annual Expenses
--------------------------------------------------------------- --------------------------------------------------------------------


AIM V.I. Dent Demographic Trends Fund (2)                                     0.85%            N/A          0.59%           1.44%
Fidelity VIP Equity-Income Portfolio - Service Class 2 (3)                    0.48%           0.25%         0.11%           0.84%
Fidelity VIP Investment Grade Bond Portfolio - Service Class 2                0.43%           0.25%         0.14%           0.82%
Fidelity VIP Overseas Portfolio - Service Class 2 (3)                         0.73%           0.25%         0.20%           1.18%
Janus Aspen Series Global Value Portfolio: Service Shares (4)                 0.00%           0.25%         1.25%           1.50%
Janus Aspen Series Worldwide Growth Portfolio: Service Shares                 0.65%           0.25%         0.04%           0.94%
LAZARD Retirement Emerging Markets Portfolio (5)                              1.00%           0.25%         0.35%           1.60%
LSA Aggressive Growth Fund (6)                                                0.95%            N/A          0.30%           1.25%
LSA Balanced Fund (7)                                                         0.80%            N/A          0.30%           1.10%
LSA Basic Value Fund (6)                                                      0.90%            N/A          0.30%           1.20%
LSA Blue Chip Fund (6)                                                        0.90%            N/A          0.30%           1.20%
LSA Capital Appreciation Fund (6)                                             0.90%            N/A          0.30%           1.20%
LSA Disciplined Equity Fund (7)                                               0.75%            N/A          0.30%           1.05%
LSA Diversified Mid-Cap Fund (6)                                              0.90%            N/A          0.30%           1.20%
LSA Emerging Growth Equity Fund (7)                                           1.05%            N/A          0.30%           1.35%
LSA Focused Equity Fund (7)                                                   0.95%            N/A          0.30%           1.25%
LSA Growth Equity Fund (7)                                                    0.85%            N/A          0.30%           1.15%
LSA Mid Cap Value Fund (6)                                                    0.85%            N/A          0.30%           1.15%
LSA Value Equity Fund (7)                                                     0.80%            N/A          0.30%           1.10%
MFS New Discovery Series - Service Class (8,9)                                0.90%           0.25%         0.16%           1.31%
MFS Utilities Series - Service Class (8)                                      0.75%           0.25%         0.18%           1.18%
OCC Science and Technology Portfolio (10,11)                                  0.00%            N/A          1.05%           1.05%
OCC Small Cap Portfolio                                                       0.80%            N/A          0.10%           0.90%
Oppenheimer International Growth Fund/VA - Service Class                      1.00%           0.15%         0.05%           1.20%
Oppenheimer Main Street Small Cap Fund/VA - Service Class                     0.75%           0.15%         0.29%           1.19%
PIMCO Foreign Bond Portfolio (12)                                             0.25%            N/A          0.66%           0.91%
PIMCO Money Market Portfolio (12)                                             0.15%            N/A          0.36%           0.51%
PIMCO Total Return Portfolio (12,13)                                          0.25%            N/A          0.41%           0.66%
Putnam High Yield Fund - Class IB (14)                                        0.67%           0.25%         0.09%           1.01%
Putnam International Growth and Income Fund - Class IB (14)                   0.80%           0.25%         0.18%           1.23%
Rydex OTC Fund                                                                0.75%            N/A          0.70%           1.45%
Salomon Brothers Variable Capital Fund (15)                                   0.85%            N/A          0.17%           1.02%
UIF High Yield Portfolio (16)                                                 0.50%            N/A          0.33%           0.83%
Van Kampen LIT Growth & Income Portfolio, Class II                            0.60%           0.25%         0.15%           1.00%

1. Figures shown in the Table are for the year ended December 31, 2001 (except as otherwise noted).

2. Before fee waivers and restated to reflect current fees. The Portfolio's advisor has agreed to waive advisory fees or reimburse expenses to the extent necessary to limit "Total Portfolio Annual Expenses" (excluding Rule 12b-1 Plan fees, if any, interest, taxes, dividend expense on short sales, extraordinary items and increases in expenses due to expense offset arrangements, if any) to 1.30%. After fee waivers and expense reimbursements, "Management Fees", "Other Expenses" and "Total Portfolio Annual Expenses" were 0.71%, 0.59% and 1.30%, respectively.

3. Actual "Total Portfolio Annual Expenses" were lower because a portion of the brokerage commissions that the Portfolios paid was used to reduce the Portfolios' expenses. In addition, through arrangements with the Portfolios' custodian, credits realized as a result of uninvested cash balances are used to reduce a portion of the Portfolios' custodian expenses. These offsets may be discontinued at any time. Had these offsets been taken into account, "Total Portfolio Annual Expenses" would have been 0.83% for Equity-Income Portfolio and 1.12% for Overseas Portfolio.

4. Portfolio expenses include expense waivers. Waivers are first applied against "Management Fees" and then against "Other Expenses", and are contractually guaranteed to continue until at least the next annual renewal of the advisory agreements (June 2003). Had these waivers not been in effect, "Management Fees", "Rule 12b-1 Fees", " Other Expenses" and "Total Portfolio Annual Expenses" would have been 0.65%, 0.25%, 2.72% and 3.62%, respectively. "Total Portfolio Annual Expenses" are shown without the effect of any expense offset arrangements.

5. The investment manager has contractually agreed to reduce its fees and, if necessary, reimburse the Portfolio if "Total Portfolio Annual Expenses" exceed 1.60% at least through April 30, 2003. Absent fee waivers and/or reimbursements, "Other Expenses" and "Total Portfolio Annual Expenses" for the fiscal year ended December 31, 2001 would have been 2.96% and 4.21%, respectively.

6. Figures shown are based on estimates for the current fiscal year. Under an expense limitation agreement ("Agreement"), the manager has agreed to reduce its fees or reimburse the Portfolio for expenses incurred above certain limits. Currently, this limit is set so that the Portfolio will not incur expenses (including interest, taxes, brokerage commissions and extraordinary expenses) that exceed the amount of its management fee plus 0.30% of its average daily net assets. Without these fee reductions or expense reimbursements, "Other Expenses" and "Total Portfolio Annual Expenses" for 2002 are expected to be 7.65% and 8.60% for LSA Aggressive Growth Fund, 6.50% and 7.40% for LSA Basic Value Fund, 6.79% and 7.69% for Blue Chip Fund, 5.97% and 6.87% for LSA Capital Appreciation Fund, 6.29% and 7.19% for LSA Diversified Mid-Cap Fund and 6.33% and 7.18% for LSA Mid Cap Value Fund, respectively. These reductions and reimbursements will remain in effect until at least April 30, 2003. Under certain circumstances, the Agreement provides that, commencing June 1, 2002 and continuing for three years thereafter, the manager may recoup a certain amount of its fee reductions and reimbursements. The total amount of reimbursement, if any, paid in any year to the manager may not, however, cause "Total Portfolio Annual Expenses" to exceed the percentages listed in the table.

7. Under an expense limitation agreement ("Agreement"), the manager has agreed to reduce its fees or reimburse the Portfolio for expenses incurred above certain limits. Currently, this limit is set so that the Portfolio will not incur expenses (including interest, taxes, brokerage commissions and extraordinary expenses) that exceed the amount of its management fee plus 0.30% of its average daily net assets. Without these fee reductions or expense reimbursements, "Other Expenses" and "Total Portfolio Annual Expenses" for the period ending December 31, 2001 were 2.15% and 2.95% for LSA Balanced Fund, 2.00% and 2.75% for LSA Disciplined Equity Fund, 3.05% and 4.10% for Emerging Growth Equity Fund, 2.95% and 3.90% for LSA Focused Equity Fund, 2.34% and 3.19% for LSA Growth Equity Fund and 2.10% and 2.90% for LSA Value Equity Fund, respectively. These reductions and reimbursements will remain in effect until at least April 30, 2003. Under certain circumstances, the Agreement provides that, commencing May 1, 2002 and continuing for three years thereafter, the manager may recoup a certain amount of its fee reductions and reimbursements. The total amount of reimbursement, if any, paid in any year to the manager may not, however, cause "Total Portfolio Annual Expenses" to exceed the percentages listed in the table.

8. Each Portfolio has an expense offset arrangement which reduces the Portfolios' custodian fee based upon the amount of cash maintained by the Portfolio with its custodian and dividend disbursing agent. Each Portfolio may enter into other such arrangements and directed brokerage arrangements, which would also have the effect of reducing the Portfolios' expenses. "Other Expenses" do not take these expense reductions into account, and are therefore higher than the actual expenses of the Portfolios. Had these fee reductions been taken into account, "Total Portfolio Annual Expenses" would have been lower and would equal 1.30% for New Discovery Series and 1.17% for Utilities Series.

9. MFS has contractually agreed, subject to reimbursement, to bear expenses for the Portfolio such that "Other Expenses" (after taking into account the expense offset arrangement described in note 8 above), do not exceed 0.15% of the average daily net assets of the Portfolio during the current fiscal year. Without this reimbursement and the expense offset arrangement described in footnote 8, "Total Portfolio Annual Expenses" would have been 1.34%. These contractual fee arrangements will continue at least until May 1, 2003.

10. The Portfolio had expenses offset by earnings credits from the custodian bank. Had the expense offsets been taken into account "Total Portfolio Annual Expenses" would have been 1.00% for Science and Technology Portfolio.

11. The adviser has agreed to waive a portion of its fee such that "Total Portfolio Annual Expenses" (after taking into consideration the expense offset described in note 10 above) do not exceed 1.00% annually. Without this waiver, "Management Fees", "Other Expenses" and "Total Portfolio Annual Expenses" would have been 0.80%, 2.42% and 3.22%, respectively. This fee waiver will remain in effect until April 30, 2003.

12. "Total Portfolio Annual Expenses" listed in the table above reflect gross ratios prior to any voluntary waivers or reimbursements of expenses. PIMCO has contractually agreed to reduce "Total Portfolio Annual Expenses" to the extent they would exceed, due to the payment of organizational expenses and trustees' fees 0.90% of average daily net assets for Foreign Bond Portfolio, 0.50% of average daily net assets for Money Market Portfolio and 0.65% for of average daily net assets for Total Return Portfolio. With these reductions, "Total Portfolio Annual Expenses" for the fiscal year ended December 31, 2001 would have been 0.90% for Foreign Bond Portfolio, 0.50% for Money Market Portfolio and 0.65% for Total Return Portfolio. Under the Expense Limitation Agreement, PIMCO may recoup these waivers and reimbursements in future periods, not exceeding three years, provided "Total Portfolio Annual Expenses", including such recoupment, do not exceed the annual expense limit.

13. Effective May 1, 2002 the PIMCO Total Return Bond Portfolio changed its name to the PIMCO Total Return Portfolio.

14. Restated to reflect an increase in Rule 12b-1 Fees effective April 30, 2001. Actual Rule 12b-1 Fees during the most recent fiscal year were 0.22%. See the Funds' prospectus for more information about Rule 12b-1 fees payable under the Funds' distribution plan.

15. "Total Portfolio Annual Expenses" listed in the table above reflect gross ratios prior to any voluntary waivers or reimbursements of expenses by the adviser. For the year ended December 31, 2001, the management fee was reduced to reflect the voluntary waiver of a portion or all of the management fee and the reimbursement by the Portfolio adviser to the extent "Total Portfolio Annual Expenses" exceed 1.00%. The adviser may terminate this voluntary waiver at any time at its sole discretion. After such reductions, the "Management Fees", "Other Expenses" and "Total Portfolio Annual Expenses" were 0.83%, 0.17% and 1.00%, respectively.

16. "Total Portfolio Annual Expenses" listed in the table above reflect gross ratios prior to any voluntary waivers/reimbursements of expenses by the adviser. For the year ended December 31, 2001, the management fee was reduced to reflect the voluntary waiver of a portion or all of the management fee and the reimbursement by the Portfolio adviser to the extent "Total Portfolio Annual Expenses" exceed 0.80%. The adviser may terminate this voluntary waiver at any time at its sole discretion. After such reductions, the "Management Fees", "Other Expenses" and "Total Portfolio Annual Expenses" were 0.47%, 0.33% and 0.80%, respectively.

Example 1

The example below shows the dollar amount of expenses that you would bear directly or indirectly if you:

- - invested $1,000 in a Variable Subaccount,

- - earned a 5% annual return on your investment,

- - surrendered your Contract, or you began receiving income payments for a specified period of less than 120 months, at the end of each time period,

- - elected the Enhanced Death Benefit and Income Benefit Riders, and

- - elected the Enhanced Earnings Death Benefit Rider (assuming Contract Owner is age 66-75 on the Rider Date).


THE EXAMPLE DOES NOT INCLUDE ANY TAXES OR TAX PENALTIES YOU MAY BE REQUIRED TO PAY IF YOU SURRENDER YOUR CONTRACT.


                                                                     1 YEAR         3 YEAR          5 YEAR        10 YEAR
                                                                     ------         ------          ------        -------
AIM V.I. Dent Demographic Trends                                      $96            $163            $231           $391
Fidelity VIP Equity-Income                                            $90            $145            $202           $335
Fidelity VIP Investment Grade Bond                                    $90            $144            $201           $333
Fidelity VIP Overseas                                                 $94            $155            $219           $367
Janus Aspen Series Global Value                                       $97            $165            $234           $396
Janus Aspen Series Worldwide Growth                                   $91            $148            $207           $344
LAZARD Retirement Emerging Markets                                    $98            $168            $239           $405
LSA Aggressive Growth                                                 $94            $157            $222           $373
LSA Balanced                                                          $93            $153            $215           $359
LSA Basic Value                                                       $94            $156            $220           $369
LSA Blue Chip                                                         $94            $156            $220           $369
LSA Capital Appreciation                                              $94            $156            $220           $369
LSA Disciplined Equity                                                $92            $151            $212           $354
LSA Diversified Mid-Cap                                               $94            $156            $220           $369
LSA Emerging Growth Equity                                            $82            $119            $159           $250
LSA Focused Equity                                                    $94            $157            $222           $373
LSA Growth Equity                                                     $93            $154            $217           $364
LSA Mid Cap Value                                                     $93            $154            $217           $364
LSA Value Equity                                                      $93            $153            $215           $359
MFS New Discovery                                                     $95            $159            $225           $379
MFS Utilities                                                         $94            $155            $219           $367
OCC Science and Technology                                            $92            $151            $212           $354
OCC Small Cap                                                         $91            $147            $205           $340
Oppenheimer International Growth                                      $94            $156            $220           $369
Oppenheimer Main Street Small Cap                                     $94            $155            $219           $368
PIMCO Foreign Bond                                                    $91            $147            $205           $341
PIMCO Money Market                                                    $87            $135            $185           $302
PIMCO Total Return                                                    $88            $139            $193           $317
Putnam High Yield                                                     $92            $150            $210           $351
Putnam International Growth and Income                                $94            $157            $221           $371
Rydex OTC                                                             $96            $163            $232           $391
Salomon Brothers Variable Capital                                     $92            $150            $211           $352
UIF High Yield                                                        $90            $144            $201           $334
Van Kampen LIT Growth & Income                                        $92            $150            $210           $350


Example 2

Same assumptions as Example 1 above, except that you decided not to surrender your Contract, or you began receiving income payments for a specified period of at least 120 months, at the end of each period.



                                                                     1 YEAR         3 YEAR          5 YEAR        10 YEAR
                                                                     ------         ------          ------        -------
AIM V.I. Dent Demographic Trends                                      $37            $112            $189           $391
Fidelity VIP Equity-Income                                            $31             $94            $159           $335
Fidelity VIP Investment Grade Bond                                    $30             $93            $158           $333
Fidelity VIP Overseas                                                 $34            $104            $176           $367
Janus Aspen Series Global Value                                       $37            $114            $192           $396
Janus Aspen Series Worldwide Growth                                   $32             $97            $164           $344
LAZARD Retirement Emerging Markets                                    $38            $117            $197           $405
LSA Aggressive Growth                                                 $35            $106            $180           $373
LSA Balanced                                                          $33            $102            $172           $359
LSA Basic Value                                                       $34            $105            $177           $369
LSA Blue Chip                                                         $34            $105            $177           $369
LSA Capital Appreciation                                              $34            $105            $177           $369
LSA Disciplined Equity                                                $33            $100            $170           $354
LSA Diversified Mid-Cap                                               $34            $105            $177           $369
LSA Emerging Growth Equity                                            $22             $68            $116           $250
LSA Focused Equity                                                    $35            $106            $180           $373
LSA Growth Equity                                                     $34            $103            $175           $364
LSA Mid Cap Value                                                     $34            $103            $175           $364
LSA Value Equity                                                      $33            $102            $172           $359
MFS New Discovery                                                     $35            $108            $183           $379
MFS Utilities                                                         $34            $104            $176           $367
OCC Science and Technology                                            $33            $100            $170           $354
OCC Small Cap                                                         $31             $96            $162           $340
Oppenheimer International Growth                                      $34            $105            $177           $369
Oppenheimer Main Street Small Cap                                     $34            $104            $177           $368
PIMCO Foreign Bond                                                    $31             $96            $163           $341
PIMCO Money Market                                                    $27             $84            $143           $302
PIMCO Total Return                                                    $29             $88            $150           $317
Putnam High Yield                                                     $32             $99            $168           $351
Putnam International Growth and Income                                $35            $106            $179           $371
Rydex OTC                                                             $37            $112            $189           $391
Salomon Brothers Variable Capital                                     $32             $99            $168           $352
UIF High Yield                                                        $31             $93            $159           $334
Van Kampen LIT Growth & Income                                        $32             $99            $167           $350


PLEASE REMEMBER THAT YOU ARE LOOKING AT EXAMPLES AND NOT A REPRESENTATION OF PAST OR FUTURE EARNINGS. YOUR ACTUAL EXPENSES MAY BE LOWER OR GREATER THAN THOSE SHOWN ABOVE. SIMILARLY, YOUR RATE OF RETURN MAY BE LOWER OR GREATER THAN 5%, WHICH IS NOT GUARANTEED. THE EXAMPLES ASSUME THAT ANY PORTFOLIO EXPENSE WAIVERS OR REIMBURSEMENT ARRANGEMENTS DESCRIBED IN THE FOOTNOTES TO THE PORTFOLIO ANNUAL EXPENSE TABLE ARE IN EFFECT FOR THE PERIODS PRESENTED. THE ABOVE EXAMPLES ASSUME THE ELECTION OF THE ENHANCED DEATH BENEFIT, INCOME BENEFIT RIDERS AND ENHANCED EARNINGS DEATH BENEFIT WITH A TOTAL MORTALITY AND EXPENSE RISK CHARGE OF 2.05% AND AN ADMINISTRATIVE CHARGE OF 0.10%. IF THOSE RIDERS WERE NOT ELECTED, THE EXPENSE FIGURES SHOWN ABOVE WOULD BE SLIGHTLY LOWER.

FINANCIAL INFORMATION

To measure the value of your investment in the Variable Subaccounts during the Accumulation Phase, we use a unit of measure we call the "ACCUMULATION UNIT". Each Variable Subaccount has a separate value for its Accumulation Units which we call "ACCUMULATION UNIT VALUE." Accumulation Unit Value is analogous to, but not the same as, the share price of a mutual fund.


Accumulation Unit Values are shown in Appendix A to this prospectus.


To obtain a fuller picture of each Variable Subaccount's finances, please refer to the Variable Account's financial statements contained in the Statement of Additional Information. The financial statements of Lincoln Benefit also appear in the Statement of Additional Information.

THE CONTRACT

CONTRACT OWNER

The LBL Advantage Variable Annuity is a contract between you, the Contract Owner, and Lincoln Benefit, a life insurance company. As the Contract Owner, you may exercise all of the rights and privileges provided to you by the Contract. That means it is up to you to select or change (to the extent permitted):


- - the investment alternatives during the Accumulation and Payout Phases,

- - the amount and timing of your purchase payments and withdrawals,

- - the programs you want to use to invest or withdraw money,

- - the income payment plan you want to use to receive retirement income,

- - the Annuitant (either yourself or someone else) on whose life the income payments will be based,

- - the Beneficiary or Beneficiaries who will receive the benefits that the Contract provides when the last surviving Contract Owner dies, and

- - any other rights that the Contract provides.

If you die, any surviving Contract Owner, or, if none, the Beneficiary, may exercise the rights and privileges provided to them by the Contract.


The Contract cannot be jointly owned by both a non-living person and a living person. If the Contract Owner is a grantor trust, the Contract Owner will be considered a non-living person for purposes of this section and the Death Benefits section. The maximum age of the oldest Contract Owner and Annuitant cannot exceed 90 as of the date we receive the completed application.

You may change the Contract Owner at any time. We will provide a change of ownership form to be signed by you and filed with us. After we accept the form, the change of ownership will be effective as of the date you signed the form. Until we receive your written notice to change the Contract Owner, we are entitled to rely on the most recent ownership information in our files. We will not be liable as to any payment or settlement made prior to receiving the written notice. Accordingly, if you wish to change the Contract Owner, you should deliver your written notice to us promptly. Each change is subject to any payment made by us or any other action we take before we accept the change. Changing ownership of this Contract may cause adverse tax consequences and may not be allowed under qualified plans. Please consult with a competent tax advisor prior to making a request for a change of Contract Owner. The Income Benefit Rider and Enhanced Earnings Death Benefit Rider terminate upon changes of the Annuitant.


You can use the Contract with or without a qualified plan. A qualified plan is a personal retirement savings plan, such as an IRA or tax-sheltered annuity, that meets the requirements of the Internal Revenue Code. Qualified plans may limit or modify your rights and privileges under the Contract. Variable Annuities held by Qualified Plans do not receive any additional tax deferral. We use the term "Qualified Contract" to refer to a Contract issued within a qualified plan. See "Qualified Plans" on page 40.

ANNUITANT The Annuitant is the individual whose life determines the amount and duration of income payments (other than under Income Plans with guaranteed payments for a specified period). You initially designate an Annuitant in your application. You may change the Annuitant at any time prior to the Payout Start Date (only if the Contract Owner is a living person). Once we accept a change, it takes effect as of the date you signed the request. Each change is subject to any payment we make or other action we take before we accept it.

You may designate a joint Annuitant, who is a second person on whose life income payments depend. We permit joint Annuitants only during the Payout Phase. If the Annuitant dies prior to the Payout Start Date, the new Annuitant will be:

         (i) the youngest Contract Owner; otherwise,

        (ii) the youngest Beneficiary.

BENEFICIARY The Beneficiary is the person selected by the Contract Owner to receive the death benefits or become the new Contract Owner if the sole surviving Contract Owner dies before the Payout Start Date. If the sole surviving Contract Owner dies after the Payout Start Date, the Primary Beneficiary, or if none surviving, the Contingent Beneficiary, will receive any guaranteed income payments scheduled to continue.


You may name one or more primary Beneficiaries when you apply for a Contract. The primary Beneficiary is the person who may elect to receive the death benefit or become the new Contract Owner if the sole surviving Contract Owner dies before the Payout Start Date. You may also name one or more Contingent Beneficiaries who will receive any Death Benefit or Guaranteed Income Benefit if no Beneficiary survives the sole surviving Contract Owner.

You may change or add Beneficiaries at any time, unless you have designated an irrevocable Beneficiary. We will provide a change of Beneficiary form to be signed by you and filed with us. After we accept the form, the change of Beneficiary will be effective as of the date you signed the form. Until we receive your written notice to change a Beneficiary, we are entitled to rely on the most recent Beneficiary information in our files. We will not be liable as to any payment or settlement made prior to receiving the written notice. Accordingly, if you wish to change your Beneficiary, you should deliver your written notice to us promptly. Each change is subject to any payment made by us or any other action we take before we accept the change.

If you did not name a Beneficiary or, unless otherwise provided in the Beneficiary designation, if a named Beneficiary is no longer living and there are no other surviving Beneficiaries or Contingent Beneficiaries, the new Beneficiary will be:

- - your spouse or, if he or she is no longer alive,

- - your surviving children equally, or if you have no surviving children,

- - your estate.

If one or more Beneficiaries survive you (or survives the Annuitant, if the Contract Owner is not a living person), we will divide the death benefit among the surviving Beneficiaries according to your most recent written instructions. If you have not given us written instructions, we will pay the death benefit in equal amounts to the surviving Beneficiaries.


MODIFICATION OF THE CONTRACT
Only a Lincoln Benefit officer may approve a change in or waive any provision of the Contract. Any change or waiver must be in writing. None of our agents has the authority to change or waive the provisions of the Contract. We may not change the terms of the Contract without your consent, except to conform the Contract to applicable law or changes in the law. If a provision of the Contract is inconsistent with state law, we will follow state law.


ASSIGNMENT
We will honor an assignment of an interest in a Contract as collateral or security for a loan. No Beneficiary may assign benefits under the Contract until they are payable to the Beneficiary. We will not be bound by any assignment until the assignor signs it and files it with us. We are not responsible for the validity of any assignment. Federal law prohibits or restricts the assignment of benefits under many types of Qualified Plans and other types of retirement plans and the terms of such plans may themselves contain restrictions on assignments. An assignment may also result in taxes or tax penalties. YOU SHOULD CONSULT AN ATTORNEY BEFORE TRYING TO ASSIGN YOUR CONTRACT.


PURCHASES

MINIMUM PURCHASE PAYMENTS Your initial purchase payment must be at least $10,000. All subsequent purchase payments must be $100 or more unless part of an automatic additions program. You may make purchase payments at any time prior to the Payout Start Date. We reserve the right to limit the maximum amount of purchase payments we will accept. The most we will accept without our prior approval is $1,000,000. We also reserve the right to reject any application.

AUTOMATIC ADDITIONS PROGRAM
You may make subsequent purchase payments of $50 or more by automatically transferring money from your bank account. Consult your representative for more detailed information.

ALLOCATION OF PURCHASE PAYMENTS
At the time you apply for a Contract, you must decide how to allocate your purchase payments among the investment alternatives. The allocation you specify on your application will be effective immediately. All allocations must be in whole percents that total 100% or in whole dollars. You can change your allocations by notifying us in writing.

We will allocate your purchase payments to the investment alternatives according to your most recent instructions on file with us. Unless you notify us in writing otherwise, we will allocate subsequent purchase payments according to the allocation for the previous purchase payment. We will effect any change in allocation instructions at the time we receive written notice of the change in good order.

We will credit the initial purchase payment that accompanies your completed application to your Contract within 2 business days after we receive the payment at our home office. If your application is incomplete, we will ask you to complete your application within 5 business days. If you do so, we will credit your initial purchase payment to your Contract within that 5 business day period. If you do not, we will return your purchase payment at the end of the 5 business day period unless you expressly allow us to hold it until you complete the application. We will credit subsequent purchase payments to the Contract at the close of the business day on which we receive the purchase payment at our home office.


We are open for business each day Monday through Friday that the New York Stock Exchange is open for business, except for certain days immediately preceding or following certain national holidays when the New York Stock Exchange is open for business. For calendar year 2002, our office will be closed on July 5th and November 29th . Each day that the New York Stock Exchange is open for business is referred to as a Valuation Date. We determine the number of Accumulation Units for each Variable Subaccount to allocate to your contract by dividing that portion of your Purchase Payment allocated to a Variable Subaccount by that Variable Subaccount's Accumulation Unit Value on the Valuation Date when the allocation occurs. Our business day closes when the New York Stock Exchange closes, usually 4 p.m. Eastern Time (3 p.m. Central Time). If we receive your purchase payment after 3 p.m. Central Time on any Valuation Date, we will credit your purchase payment using the Accumulation Unit Values computed on the next Valuation Date.


RIGHT TO CANCEL
You may cancel the Contract by returning it to us within the Cancellation Period, which is the 20 day period after you receive the Contract, or a longer period should your state require it. You may return it by delivering it or mailing it to us. If you exercise this "RIGHT TO CANCEL," the Contract terminates and we will pay you the full amount of your purchase payments allocated to the Fixed Account. We also will return your purchase payments allocated to the Variable Account adjusted, to the extent federal or state law permits, to reflect investment gain or loss that occurred from the date of allocation through the date of cancellation. Some states may require us to return a greater amount to you. If your Contract is qualified under Section 408 of the Internal Revenue Code, we will refund the greater of any purchase payments or the Contract Value.

In states where we are required to refund purchase payments, we reserve the right during the Cancellation Period to invest any purchase payments you allocated to a Variable Subaccount to the Money Market Variable Subaccount available under the Contract. We will notify you if we do so. At the end of the Cancellation Period, we will allocate the amount in the Money Market Variable Subaccount to the Variable Subaccount as you originally designated.

CONTRACT VALUE

Your Contract Value at any time during the Accumulation Phase is equal to the sum of the value of your Accumulation Units in the Variable Subaccounts you have selected, plus the value of your investment in the Fixed Account Options.

ACCUMULATION UNITS
To determine the number of Accumulation Units of each Variable Subaccount to credit to your Contract, we divide (i) the amount of the purchase payment or transfer you have allocated to a Variable Subaccount by (ii) the Accumulation Unit Value of that Variable Subaccount next computed after we receive your payment or transfer. For example, if we receive a $10,000 purchase payment allocated to a Variable Subaccount when the Accumulation Unit Value for the Subaccount is $10, we would credit 1,000 Accumulation Units of that Variable Subaccount to your Contract. Withdrawals and transfers from a Variable Subaccount would, of course, reduce the number of Accumulation Units of that Subaccount allocated to your Contract.

ACCUMULATION UNIT VALUE
As a general matter, the Accumulation Unit Value for each Variable Subaccount will rise or fall to reflect:

o changes in the share price of the Portfolio in which the Variable Subaccount invests, and

o the deduction of amounts reflecting the mortality and expense risk charge administrative expense charge, and any provision for taxes that have accrued since we last calculated the Accumulation Unit Value.

We determine withdrawal charges, and transfer fees (currently waived) separately for each Contract. They do not affect Accumulation Unit Value. Instead, we obtain payment of those charges and fees by redeeming Accumulation Units. For details on how we calculate Accumulation Unit Value, please refer to the Statement of Additional Information.

We determine a separate Accumulation Unit Value for each Variable Subaccount on each Valuation Date. We also determine a separate set of Accumulation Unit Values reflecting the cost of the Enhanced Death Benefit Rider, the Income Benefit Rider, the Enhanced Death Benefit Rider with the Income Benefit Rider, and the Enhanced Earnings Death Benefit Rider.

YOU SHOULD REFER TO THE PROSPECTUSES FOR THE FUNDS THAT ACCOMPANY THIS PROSPECTUS FOR A DESCRIPTION OF HOW THE ASSETS OF EACH PORTFOLIO ARE VALUED, SINCE THAT DETERMINATION DIRECTLY BEARS ON THE ACCUMULATION UNIT VALUE OF THE CORRESPONDING VARIABLE SUBACCOUNT AND, THEREFORE, YOUR CONTRACT VALUE.

INVESTMENT ALTERNATIVES: THE VARIABLE SUBACCOUNTS

You may allocate your purchase payments to up to 34 Variable Subaccounts. Each Variable Subaccount invests in the shares of a corresponding Portfolio. Each Portfolio has its own investment objective(s) and policies. We briefly describe the Portfolios below.

For more complete information about each Portfolio, including expenses and risks associated with the Portfolio, please refer to the accompanying prospectuses for the Funds. You should carefully review the Fund prospectuses before allocating amounts to the Variable Subaccounts.


Portfolio                                        Portfolio Objective                              Investment Adviser
------------------------------------------------ ------------------------------------------------ ----------------------------------

AIM Variable Insurance Funds                                                                      A I M Advisors, Inc.
     Dent Demographic Trends Fund                Long-term growth of capital

Fidelity Variable Insurance Products Fund                                                         Fidelity Management & Research
                                                                                                    Company
     Equity-Income Portfolio - Service Class 2   Reasonable income
     Investment Grade Bond Portfolio - Service   As high a level of current income as is
     Class 2                                     consistent with the preservation of capital
     Overseas Portfolio - Service Class 2        Long-term growth of capital


Janus Aspen Series                                                                                Janus Capital Management LLC
     Global Value Portfolio: Service Shares      Long-term growth of capital
     Worldwide Growth Portfolio: Service Shares  Long-term growth of capital in a manner consistent with the preservation of capital.


Lazard Retirement Series, Inc.                                                                    Lazard Asset Management
     Emerging Markets Portfolio                  Long-term capital appreciation


LSA Variable Series Trust                                                                         LSA Asset Management LLC
     Aggressive Growth Fund (1)                  Long-term capital growth.
     Balanced Fund (2)                           Combination of growth of capital and

                                                 investment income (growth of capital is the
                                                 primary objective) by investing in a mix of
                                                 equity and debt.

     Basic Value Fund (3)                        Long-term growth of capital.  .
     Blue Chip Fund (3)                          Provide long-term capital growth. Current

                                                 income is a secondary objective.

     Capital Appreciation Fund (4)               Provide long-term capital growth.
     Disciplined Equity Fund (5)                 Provide a consistently high total return from

                                                 a broadly diversified portfolio
                                                 of equity securities with risk
                                                 characteristics similar to the
                                                 Standard & Poor's 500 Composite
                                                 Stock Index.

     Diversified Mid Cap Fund (6)                Provide long-term growth of capital.
     Emerging Growth Equity Fund (7)             Provide capital appreciation through investing

                                                 in smaller, rapidly growing emerging companies.

     Focused                                     Equity Fund (8) Provide capital
                                                 appreciation by investing
                                                 primarily in equity securities.
     Growth Equity Fund  (9)                     Provide long-term growth of capital.
     Mid Cap Value Fund (1)                      Provide long-term capital growth.  The Fund

                                                 invests primarily in common stocks and other
                                                 equity securities of medium-capitalization
                                                 companies.

     Value Equity Fund (6)                       Provide long-term growth of capital with
                                                 current income as a secondary objective.


MFS Variable Insurance Trust                                                                      MFS Investment Management(R)
     New Discovery Series - Service Class        Capital appreciation
     Utilities Series - Service Class            Capital growth and current income

OCC Accumulation Trust                                                                            OpCap Advisors
     Science and Technology Portfolio            Capital appreciation
     Small Cap Portfolio                         Capital appreciation

Oppenheimer Variable Account Funds                                                                OppenheimerFunds, Inc.
     Main Street Small Cap Fund/VA - Service     Capital appreciation
     Class

Panorama Series Fund, Inc.                                                                        OppenheimerFunds, Inc.
     Oppenheimer International Growth Fund/VA    Capital appreciation
     - Service Class

                                       19

PIMCO Variable Insurance Trust                                                                    Pacific Investment Management
                                                                                                    Company
     Foreign Bond Portfolio                      To maximize total return, consistent with
                                                 preservation of capital and prudent investment
                                                 management
     Money                                       Market Portfolio To obtain
                                                 maximum current income
                                                 consistent with preservation of
                                                 capital and daily liquidity.
     Total                                       Return Bond Portfolio To
                                                 maximize total return,
                                                 consistent with preservation of
                                                 capital and prudent investment
                                                 management.


Putnam Variable Trust                                                                             Putnam Investment Management, Inc.
     High Yield Fund                             High current income.  Capital growth is a
                                                 secondary goal when consistent
                                                 with achieving high current
                                                 income. The fund seeks its goal
                                                 by investing at least 80% in
                                                 U.S. corporate rated below
                                                 investment grade (junk bonds)
                                                 and that have intermediate to
                                                 long-term maturities (three
                                                 years or longer.)
     International Growth and Income Fund        Capital growth.  Current income is a secondary
                                                 objective.

Rydex Variable Trust                                                                              Rydex Global Advisers
     OTC Fund                                    Investment results that correspond to a

                                                 benchmark for over-the-counter securities.
                                                 The Portfolio's current benchmark is the
                                                 NASDAQ 100 Index.


Salomon Brothers Variable Series Funds Inc.                                                       Salomon Brothers Asset Management,
                                                                                                     Inc.
     Capital Fund                                Capital appreciation

The Universal Institutional Funds, Inc.                                                           Van Kampen
     High Yield Portfolio                        Above-average total return over a market cycle
                                                 of three to five years by
                                                 investing primarily in high
                                                 yield securities (commonly
                                                 referred to as "junk bonds").


Van Kampen Life Investment Trust                                                                  Van Kampen Asset Management Inc.
     Growth & Income Portfolio, Class II         Long-term growth of capital and income

(1) Sub-advised by Van Kampen Investment Advisory Corp.
(2) Sub-advised by OpCap Advisors.
(3) Sub-advised by A I M Capital Management, Inc.
(4) Sub-advised by Janus Capital Corp.
(5) Sub-advised by J.P. Morgan Investment Management Inc.
(6) Sub-advised by Fidelity Management & Research Company.
(7) Sub-advised by RS Investment Management, L.P.
(8) Sub-advised by Van Kampen.
(9) Sub-advised by Goldman Sachs Asset Management.


SOME OF THE PORTFOLIOS HAVE NAMES SIMILAR TO RETAIL MUTUAL FUNDS. HOWEVER, THE PORTFOLIOS MAY BE MANAGED BY A DIFFERENT PORTFOLIO MANAGER. MOREOVER, THE PORTFOLIOS ARE LIKELY TO DIFFER FROM RETAIL MUTUAL FUNDS IN ASSETS, CASH FLOW, AND TAX MATTERS. ACCORDINGLY, A PORTFOLIO'S SECURITY HOLDINGS MAY DIFFER FROM THOSE OF A SIMILARLY NAMED RETAIL MUTUAL FUND, AND INVESTMENT RESULTS OF A PORTFOLIO CAN BE EXPECTED TO BE HIGHER OR LOWER THAN THE INVESTMENT RESULTS OF SIMILARLY NAMED RETAIL MUTUAL FUNDS.

INVESTMENT ALTERNATIVES: THE FIXED ACCOUNT OPTIONS

You may allocate all or a portion of your purchase payments to the Fixed Account. You may choose from among 3 Fixed Account Options, including 2 dollar cost averaging options and the option to invest in one or more Guarantee Periods included in the Guaranteed Maturity Fixed Account. We may offer additional Fixed Account options in the future. We will credit a minimum annual interest rate of 3% to money you allocate to any of the Dollar Cost Averaging Fixed Account Options. The Fixed Account Options may not be available in all states. Please consult with your representative for current information. The Fixed Account supports our insurance and annuity obligations. The Fixed Account consists of our general account assets other than those in segregated asset accounts. We have sole discretion to invest the assets of the Fixed Account, subject to applicable law. Any money you allocate to a Fixed Account Option does not entitle you to share in the investment experience of the Fixed Account.

DOLLAR COST AVERAGING FIXED ACCOUNT OPTIONS

Short Term Dollar Cost Averaging Fixed Account Option. You may establish a Short Term Dollar Cost Averaging Program by allocating purchase payments to THE SHORT TERM DOLLAR COST AVERAGING FIXED ACCOUNT OPTION ("SHORT TERM DCA FIXED ACCOUNT OPTION"). Each purchase payment allocated to the Short Term DCA Fixed Account Option must be at least $1,000. We will credit interest to purchase payments you allocate to this Option for up to six months at the current rate in effect at the time of allocation. We will credit interest daily at a rate that will compound at the annual interest rate we guaranteed at the time of allocation.

We will follow your instructions in transferring amounts monthly from the Short Term DCA Fixed Account Option. However, you may not choose less than 3 or more than 6 equal monthly installments. Further, you must transfer each purchase payment and all its earnings out of this Option by means of dollar cost averaging within 6 months. If you discontinue the Dollar Cost Averaging Program before the end of the transfer period, we will transfer the remaining balance in this Option to the Money Market Variable Subaccount unless you request a different investment alternative. At the end of the transfer period, any residual amount will be transferred to the Money Market Variable Subaccount. No transfers are permitted into the Short Term DCA Fixed Account.

For each purchase payment allocated to this Option, your first monthly transfer will occur 30 days after such purchase payment. If we do not receive an allocation from you within 30 days of the date of payment, we will transfer the payment plus associated interest to the Money Market Variable Subaccount in equal monthly installments.

Extended Short Term Dollar Cost Averaging Fixed Account Option. You may establish an Extended Short Term Dollar Cost Averaging Program by allocating purchase payments to THE EXTENDED SHORT TERM DOLLAR COST AVERAGING FIXED ACCOUNT OPTION ("EXTENDED SHORT TERM DCA FIXED ACCOUNT OPTION"). Each purchase payment allocated to the Extended Short Term DCA Fixed Account Option must be at least $1,000. We will credit interest to purchase payments you allocate to this Option for up to twelve months at the current rate in effect at the time of allocation. We will credit interest daily at a rate that will compound at the annual interest rate we guaranteed at the time of allocation.

We will follow your instructions in transferring amounts monthly from the Extended Short Term DCA Fixed Account Option. However, you may not choose less than 7 or more than 12 equal monthly installments. Further, you must transfer each purchase payment and all its earnings out of this Option by means of dollar cost averaging within 12 months. If you discontinue the Dollar Cost Averaging Program before the end of the transfer period, we will transfer the remaining balance in this Option to the Money Market Variable Subaccount unless you request a different investment alternative. At the end of the transfer period, any residual amount will be transferred to the Money Market Variable Subaccount. No transfers are permitted into the Extended Short Term DCA Fixed Account.

For each purchase payment allocated to this Option, your first monthly transfer will occur 30 days after such purchase payment. If we do not receive an allocation from you within 30 days of the date of payment, we will transfer the payment plus associated interest to the Money Market Variable Subaccount in equal monthly installments.


INVESTMENT RISK
We bear the investment risk for all amounts allocated to the Short Term DCA Fixed Account Option and the Extended Short Term DCA Fixed Account Option. That is because we guarantee the current rates we credit to the amounts you allocate to either of these Options, which will never be less than the minimum guaranteed rate in the Contract. We determine, in our sole discretion, the amount of interest credited in excess of the guaranteed rate.


We may declare more than one interest rate for different monies based upon the date of allocation to the Short Term DCA Fixed Account Option and the Extended Short Term DCA Fixed Account Option. For current interest rate information, please contact your representative or our customer support unit at 1-800-865-5237.


GUARANTEE PERIODS
Each payment or transfer allocated to a Guarantee Period earns interest at a specified rate that we guarantee for a period of years. Guarantee Periods may range from 1 to 10 years. We are currently offering Guarantee Periods of 1, 3, 5, 7, and 10 years in length. In the future we may offer Guarantee Periods of different lengths or stop offering some Guarantee Periods.

You select the Guarantee Period for each payment or transfer. If you do not select a Guarantee Period, we will assign the same period(s) you selected for your most recent purchase payment(s).

Each payment or transfer allocated to a Guarantee Period must be at least $500. We reserve the right to limit the number of additional purchase payments that you may allocate to this Option.

Interest Rates. We will tell you what interest rates and Guarantee Periods we are offering at a particular time. We will not change the interest rate that we credit to a particular allocation until the end of the relevant Guarantee Period. We may declare different interest rates for Guarantee Periods of the same length that begin at different times.


We have no specific formula for determining the rate of interest that we will declare initially or in the future. We will set those interest rates based on investment returns available at the time of the determination. In addition, we may consider various other factors in determining interest rates including regulatory and tax requirements, our sales commission and administrative expenses, general economic trends, and competitive factors. WE DETERMINE THE INTEREST RATES TO BE DECLARED IN OUR SOLE DISCRETION. WE CAN NEITHER PREDICT NOR GUARANTEE WHAT THOSE RATES WILL BE IN THE FUTURE. For current interest rate information, please contact your representative or Lincoln Benefit at 1-800-865-5237.


How We Credit Interest. We will credit interest daily to each amount allocated to a Guarantee Period at a rate that compounds to the annual interest rate that we declared at the beginning of the applicable Guarantee Period. The following example illustrates how a purchase payment allocated to a Guaranteed Period would grow, given an assumed Guarantee Period and annual interest rate:


Purchase Payment.........................  $10,000
Guarantee Period.........................  5 years
Annual Interest Rate.....................    4.50%
END OF CONTRACT YEAR

                                            YEAR 1            YEAR 2            YEAR 3           YEAR 4            YEAR 5
Beginning Contract Value                    $10,000.00
X (1 + Annual Interest Rate)                   X 1.045
                                             ----------
                                             $10,450.00
Contract Value at end of Contract Year                        $10,450.00
X (1 + Annual Interest Rate)                                     X 1.045
                                                              ----------
                                                              $10,920.25
Contract Value at end of Contract Year                                          $10,920.25
X (1 + Annual Interest Rate)                                                       X 1.045
                                                                                ----------
                                                                                $11,411.66

Contract Value at end of Contract Year                                                          $11,411.66
X (1 + Annual Interest Rate)                                                                       X 1.045
                                                                                                ----------
                                                                                                $11,925.19
Contract Value at end of Contract Year                                                                               $11,925.19
X (1 + Annual Interest Rate)                                                                                            X 1.045
                                                                                                                      ----------
                                                                                                                     $12,461.82

Total Interest Credited During Guarantee Period
           = $2,461.82 ($12,461.82 - $10,000.00)


This example assumes no withdrawals during the entire 5-year Guarantee Period. If you were to make a withdrawal, you may be required to pay a withdrawal charge. In addition, the amount withdrawn may be increased or decreased by a Market Value Adjustment that reflects changes in interest rates since the time you invested the amount withdrawn. The hypothetical interest rate is for illustrative purposes only and is not intended to predict future interest rates to be declared under the Contract. Actual interest rates declared for any given Guarantee Period may be more or less than shown above.

Renewals. Prior to the end of each Guarantee Period, we will mail you a notice asking you what to do with your money, including the accrued interest. During the 30-day period after the end of the Guarantee Period, you may:

1. Take no action. We will automatically apply your money to a new Guarantee Period of the same length as the expiring Guarantee Period. The new Guarantee Period will begin on the day the previous Guarantee Period ends. The new interest rate will be our current declared rate for a Guarantee Period of that length; or

2. Instruct us to apply your money to one or more new Guarantee Periods of your choice. The new Guarantee Period(s) will begin on the day the previous Guarantee Period ends. The new interest rate will be our then current declared rate for those Guarantee Periods; or

3. Instruct us to transfer all or a portion of your money to one or more Variable Subaccounts of the Variable Account. We will effect the transfer on the day we receive your instructions. We will not adjust the amount transferred to include a Market Value Adjustment; or

4. Withdraw all or a portion of your money. You may be required to pay a withdrawal charge, but we will not adjust the amount withdrawn to include a Market Value Adjustment. You may also be required to pay premium taxes and income tax withholding, if applicable. We will pay interest from the day the Guarantee Period expired until the date of withdrawal. The interest will be the rate for the shortest Guarantee Period then being offered. Amounts not withdrawn will be applied to a new Guarantee Period of the same length as the previous Guarantee Period. The new Guarantee Period will begin on the day the previous Guarantee Period ends.


Market Value Adjustment. All withdrawals and transfers from a Guarantee Period, other than those taken during the 30-day period after such Guarantee Period expires, are subject to a Market Value Adjustment. A Market Value Adjustment also may apply upon payment of a death benefit and when you apply amounts currently invested in a Guarantee Period to an Income Plan (unless paid or applied during the 30-day period after such Guarantee Period expires). We also will not apply a Market Value Adjustment to a withdrawal you make:


o    that qualifies for one of the waivers as described on page 26,

o    to satisfy the IRS minimum distribution rules for the Contract, or

o a single withdrawal made by a surviving spouse made within one year after continuing the Contract.

We apply the Market Value Adjustment to reflect changes in interest rates from the time you first allocate money to a Guarantee Period to the time you remove it from that Guarantee Period. We calculate the Market Value Adjustment by comparing the TREASURY RATE for a maturity equal to the Guarantee Period at its inception to the Treasury Rate for a maturity equal to the Guarantee Period when you remove your money. "Treasury Rate" means the U.S. Treasury Note Constant Maturity Yield as reported in Federal Reserve Bulletin Release H.15.

The Market Value Adjustment may be positive or negative, depending on changes in interest rates. As such, you bear the investment risk associated with changes in interest rates. If interest rates increase significantly, the Market Value Adjustment and any withdrawal charge, premium taxes, and income tax withholding (if applicable) could reduce the amount you receive upon full withdrawal from a Guaranteed Period to an amount that is less than the purchase payment applied to that period plus interest earned under the Contract.

Generally, if the original Treasury Rate at the time you allocate money to a Guarantee Period is higher than the applicable current Treasury Rate for a period equal to the Guarantee Period, then the Market Value Adjustment will result in a higher amount payable to you, transferred or applied to an Income Plan. Conversely, if the Treasury Rate at the time you allocate money to a Guarantee Period is lower than the applicable Treasury Rate for a period equal to the Guarantee Period, then the Market Value Adjustment will result in a lower amount payable to you, transferred or applied to an Income Plan.

For example, assume that you purchase a Contract and you select an initial Guarantee Period of 5 years and the 5-year Treasury Rate for that duration is 4.50%. Assume that at the end of 3 years, you make a partial withdrawal. If, at that later time, the current 5-year Treasury Rate is 4.20%, then the Market Value Adjustment will be positive, which will result in an increase in the amount payable to you. Conversely, if the current 5-year Treasury Rate is 4.80%, then the Market Value Adjustment will be negative, which will result in a decrease in the amount payable to you.

The formula for calculating Market Value Adjustments is set forth in Appendix A to this prospectus, which also contains additional examples of the application of the Market Value Adjustment.

INVESTMENT ALTERNATIVES: TRANSFERS

TRANSFERS DURING THE ACCUMULATION PHASE
During the Accumulation Phase, you may transfer Contract Value among the investment alternatives. You may not transfer Contract Value to either the Short Term Dollar Cost Averaging Fixed Account or the Extended Short Term Dollar Cost Averaging Fixed Account Options. You may request transfers in writing on a form that we provided or by telephone according to the procedure described below. The minimum amount that you may transfer into a Guarantee Period is $500. We currently do not assess, but reserve the right to assess, a charge of .50% of the transfer amount but not less than $25, on each transfer in excess of 12 per Contract Year. All transfers to or from more than one Portfolio on any given day counts as one transfer.


As a general rule, we only make transfers on days when we and the NYSE are open for business. If we receive your request on one of those days, we will make the transfer that day. We close our offices for business on certain days immediately preceding or following certain national holidays when the NYSE is open for business. For calendar year 2002, our office will be closed on July 5th November 29th . For transfers requested on these days, we will make the transfer on the first subsequent day on which we and the NYSE are open. The Contract permits us to defer transfers from the Fixed Account for up to six months from the date we receive your request. If we decide to postpone transfers for 30 days or more, we will pay interest as required by applicable law. Any interest would be payable from the date we receive the transfer request to the date we make the transfer.

If you transfer an amount from a Guarantee Period other than during the 30-day period after such Guarantee Period expires, we will increase or decrease the amount by a Market Value Adjustment.


We reserve the right to waive any transfer restrictions.


TRANSFERS DURING THE PAYOUT PHASE
During the Payout Phase, you may make transfers among the Variable Subaccounts so as to change the relative weighting of the Variable Subaccounts on which your variable income payments will be based. You may make up to 12 transfers per Contract Year. You may not convert any portion of your fixed income payments into variable income payments. After 6 months from the Payout Start Date, you may make transfers from the Variable Subaccounts to increase the proportion of your income payments consisting of fixed income payments.

TELEPHONE TRANSFERS

You may make transfers by telephone. To give a third party authorization, you must first send us a completed authorization form. The cut off time for telephone transfer requests is 3:00 p.m. Central Time. Calls completed before 3:00 p.m. will be effected on that day at that day's price. Calls completed after 3:00 p.m. will be effected on the next day on which we and the NYSE are open for business, at that day's price.

We may suspend, modify or terminate the telephone transfer privilege at any time without notice.

We use procedures that we believe provide reasonable assurance that the telephone transfers are genuine. For example, we tape telephone conversations with persons purporting to authorize transfers and request identifying information. Accordingly, we disclaim any liability for losses resulting from allegedly unauthorized telephone transfers. However, if we do not take reasonable steps to help ensure that a telephone authorization is valid, we may be liable for such losses.

EXCESSIVE TRADING LIMITS

We reserve the right to limit transfers among the Variable Subaccounts in any Contract Year, or to refuse any Variable Subaccount transfer request, if:

o we believe, in our sole discretion, that excessive trading by such Contract Owner or Owners, or a specific transfer request or group of transfer requests, may have a detrimental effect on the Accumulation Unit Values of any Variable Subaccount or the share prices of the corresponding Funds or would be to the disadvantage of other Contract Owners; or

o we are informed by one or more of the corresponding Funds that they intend to restrict the purchase of Fund shares because of excessive trading or because they believe that a specific transfer or groups of transfers would have a detrimental effect on the prices of Fund shares.

We may apply the restrictions in any manner reasonably designed to prevent transfers that we consider disadvantageous to other Contract Owners.



DOLLAR COST AVERAGING PROGRAM

Through our Dollar Cost Averaging Program, you may automatically transfer a fixed dollar amount every month from any Variable Subaccount, the Short Term Dollar Cost Averaging Fixed Account, or the Extended Short Term Dollar Cost Averaging Fixed Account, to any of the other Variable Subaccounts. You may not use the Dollar Cost Averaging Program to transfer amounts to or from the Guarantee Periods. This program is available only during the Accumulation Phase.

We will not charge a transfer fee for transfers made under this Program, nor will such transfers count against the 12 transfers you can make each Contract Year without paying a transfer fee.

The theory of Dollar Cost Averaging is that if purchases of equal dollar amounts are made at fluctuating prices, the aggregate average cost per unit will be less than the average of the unit prices on the same purchase dates. However, participation in this Program does not assure you of a greater profit from your purchases under the Program nor will it prevent or necessarily reduce losses in a declining market. Call or write us for instructions on how to enroll.


AUTOMATIC PORTFOLIO REBALANCING PROGRAM
Once you have allocated your money among the Variable Subaccounts, the performance of each Subaccount may cause a shift in the percentage you allocated to each Subaccount. If you select our Automatic Portfolio Rebalancing Program, we will automatically rebalance the Contract Value in each Variable Subaccount and return it to the desired percentage allocations. We will not include money you allocate to the Fixed Account Options in the Automatic Portfolio Rebalancing Program.

We will rebalance your account monthly, quarterly, semi-annually, or annually, depending on your instructions. We will transfer amounts among the Variable Subaccounts to achieve the percentage allocations you specify. You can change your allocations at any time by contacting us in writing or by telephone. The new allocation will be effective with the first rebalancing that occurs after we receive your request. We are not responsible for rebalancing that occurs prior to receipt of your request.

Example:

         Assume that you want your initial purchase payment split among 2 Variable Subaccounts. You want 40% to be in the LSA Growth Equity Variable Subaccount and 60% to be in the LSA Balanced Variable Subaccount. Over the next 2 months the bond market does very well while the stock market performs poorly. At the end of the first quarter, the LSA Growth Equity Variable Subaccount now represents 50% of your holdings because of its increase in value. If you choose to have your holdings rebalanced quarterly, on the first day of the next quarter, we would sell some of your units in the LSA Growth Equity Variable Subaccount and use the money to buy more units in the LSA Balanced Variable Subaccount so that the percentage allocations would again be 40% and 60% respectively.


The Automatic Portfolio Rebalancing Program is available only during the Accumulation Phase. The transfers made under the Program do not count towards the 12 transfers you can make without paying a transfer fee, and are not subject to a transfer fee. We will automatically terminate this program if you request any transfer outside the Automatic Portfolio Rebalancing Program. Portfolio rebalancing is consistent with maintaining your allocation of investments among market segments, although it is accomplished by reducing your Contract Value allocated to the better performing segments.


EXPENSES

As a Contract Owner, you will bear, directly or indirectly, the charges and expenses described below.


MORTALITY AND EXPENSE RISK CHARGE
We deduct a mortality and expense risk charge daily at an annual rate of 1.25% of the average daily net assets you have invested in the Variable Subaccounts (1.50% if you select the Enhanced Death Benefit Rider; 1.45% if you select the Income Benefit Rider; and 1.70% if you select both the Enhanced Death Benefit Rider and the Income Benefit Rider), and an additional charge ranging from 0.15% to 0.35% for the Enhanced Earnings Death Benefit described below.

The mortality and expense risk charge is for the insurance benefits available with your Contract (including our guarantee of annuity rates and the death benefits), for certain expenses of the Contract, and for assuming the risk (expense risk) that the current charges will be sufficient in the future to cover the cost of administering the Contract. If the charges under the Contract are not sufficient, then we will bear the loss. We charge an additional amount for the Enhanced Death Benefit Rider, the Income Benefit Rider and the Enhanced Earnings Death Benefit Rider compensate us for the additional risk that we accept by providing these Riders.

We guarantee that we will not raise the mortality and expense risk charge. We assess the mortality and expense risk charge during both the Accumulation Phase and the Payout Phase. After the Payout Start Date, mortality and expense risk charges for the Enhanced Death Benefit, the Income Benefit, and the Enhanced Earnings Death Benefit will cease.

ENHANCED EARNINGS DEATH BENEFIT RIDER CHARGE

If you elect the Enhanced Earnings Death Benefit Rider, we will increase the Mortality and Expense charge during the Accumulation Phase by the annual rates shown below based on the oldest Contract Owner's age on the Rider Date.

Age               Annual Charge
0-55              0.15%
56-65             0.25%
66-75             0.35%


ADMINISTRATIVE EXPENSE CHARGE
We deduct an administrative expense charge daily at an annual rate of 0.10% of the average daily net assets you have invested in the Variable Subaccounts. We intend this charge to cover actual administrative expenses that exceed the revenues from the contract maintenance charge. There is no necessary relationship between the amount of administrative charge imposed on a given Contract and the amount of expenses that may be attributed to that Contract. We assess this charge each day during the Accumulation Phase and the Payout Phase. We guarantee that we will not raise this charge.

TRANSFER FEE
We do not currently impose a fee upon transfers among the investment alternatives. However, we reserve the right to charge up to .50% of the transfer amount, but not less than $25, per transfer after the 12th transfer in each Contract Year. We will not charge a transfer fee on transfers that are part of a Dollar Cost Averaging or Automatic Portfolio Rebalancing Program.

WITHDRAWAL CHARGE

We may assess a withdrawal charge of up to 8% of the purchase payment(s) you withdraw. The charge declines to 0% over a 8 year period that begins on the day we receive your payment. A schedule showing how the charge declines is shown on page 8. Any Purchase Payments older than 8 years old, which have not been previously withdrawn, may be withdrawn without paying the charge. During each Contract year, you can also withdraw the greater of earnings not previously withdrawn or 15% of your New Purchase Payments without paying the charge. New Purchase Payments are Purchase Payments received by us less than 8 years prior to withdrawal. Unused portions of this "Free Withdrawal Amount" are not carried forward to future Contract Years. We will deduct withdrawal charges, if applicable, from the amount paid.

For purposes of calculating the withdrawal charge, the Contract Value is deemed to be withdrawn in the following order:

First. Earnings - The amount of Contract Value in excess of all purchase payments that have not previously been withdrawn;

Second. Old Purchase Payments - Purchase payments received by us more than eight years prior to the date of withdrawal which have not been previously withdrawn;

Third.  New Purchase Payments that are not subject to a withdrawal charge; and

Fourth.  New Purchase Payments that are subject to a withdrawal charge.

For federal income tax purposes, withdrawals are considered to have come first from earnings, which means you pay taxes on the earnings portion of your withdrawal. Free withdrawal amounts are not cumulative.


We do not apply a withdrawal charge in the following situations:

o on the Payout Start Date (a withdrawal charge may apply if you terminate income payments to be received for a specified period);

o withdrawals taken to satisfy IRS minimum distribution rules for the Contract; or

o    withdrawals that qualify for one of the waivers as described below.


We use the amounts obtained from the withdrawal charge to pay sales commissions and other promotional or distribution expenses associated with marketing the Contracts. To the extent that the withdrawal charge does not cover all sales commissions and other promotional or distribution expenses, we may use any of our corporate assets, including potential profit which may arise from the mortality and expense risk charge or any other charges or fee described above, to make up any difference.


Withdrawals also may be subject to tax penalties or income tax and a Market Value Adjustment. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty. You should consult your own tax counsel or other tax advisers regarding any withdrawals.


CONFINEMENT WAIVER. We will waive the withdrawal charge and any Market Value Adjustment on all withdrawals taken prior to the Payout Start Date under your Contract if the following conditions are satisfied:

1. You or the Annuitant, if the Contract Owner is not a living person, are confined to a long term care facility or a hospital for at least 90 consecutive days. You or the Annuitant must enter the long term care facility or hospital at least 30 days after the Issue Date;

2. You request the withdrawal and provide written proof of the stay no later than 90 days following the end of your or the Annuitant's stay at the long term care facility or hospital; and

3. A physician must have prescribed the stay and the stay must be medically necessary (as defined in the Contract).

You may not claim this benefit if you, the Annuitant, or a member of your or the Annuitant's immediate family, is the physician prescribing your or the Annuitant's stay in a long term care facility.

TERMINAL ILLNESS WAIVER. We will waive the withdrawal charge and any Market Value Adjustment on all withdrawals taken prior to the Payout Start Date under your Contract if:

1. you or the Annuitant (if the Contract Owner is not a living person) are first diagnosed with a terminal illness at least 30 days after the Issue Date; and

2.   you claim this benefit and deliver adequate proof of diagnosis to us.

UNEMPLOYMENT WAIVER. We will waive the withdrawal charge and any Market Value Adjustment on one partial or a full withdrawal taken prior to the Payout Start Date under your Contract, if you meet the following requirements:

1. you or the Annuitant, if the Contract Owner is not a living person, become unemployed at least one year after the Issue Date;

2. you or the Annuitant, if the Contract Owner is not a living person, receive unemployment compensation as defined in the Contract for at least 30 days as a result of that unemployment; and

3. you or the Annuitant, if the Contract Owner is not a living person, claim this benefit within 180 days of your or the Annuitant's initial receipt of unemployment compensation.

Please refer to your Contract for more detailed information about the terms and conditions of these waivers.

The laws of your state may limit the availability of these waivers and may also change certain terms and/or benefits available under the waivers. You should consult your Contract for further details on these variations. Also, even if you do not need to pay our withdrawal charge or a Market Value Adjustment because of these waivers, you still may be required to pay taxes or tax penalties on the amount withdrawn. You should consult your tax adviser to determine the effect of a withdrawal on your taxes.

PREMIUM TAXES
Some states and other governmental entities (e.g., municipalities) charge premium taxes or similar taxes. We are responsible for paying these taxes and will deduct them from your Contract Value. Some of these taxes are due when the Contract is issued, others are due when income payments begin or upon surrender. Our current practice is not to charge anyone for these taxes until income payments begin or when a total withdrawal occurs, including payment upon death. At our discretion, we may discontinue this practice and deduct premium taxes from the purchase payments. Premium taxes generally range from 0% to 4%, depending on the state.

At the Payout Start Date, if applicable, we deduct the charge for premium taxes from each investment alternative in the proportion that the Contract Owner's value in the investment alternative bears to the total Contract Value.

DEDUCTION FOR SEPARATE ACCOUNT INCOME TAXES
We are not currently maintaining a provision for taxes. In the future, however, we may establish a provision for taxes if we determine, in our sole discretion, that we will incur a tax as a result of the operation of the Variable Account. We will deduct for any taxes we incur as a result of the operation of the Variable Account, whether or not we previously made a provision for taxes and whether or not it was sufficient. Our status under the Internal Revenue Code is briefly described in the Statement of Additional Information.

OTHER EXPENSES
Each Portfolio deducts advisory fees and other expenses from its assets. You indirectly bear the charges and expenses of the Portfolios whose shares are held by the Variable Subaccounts. These fees and expenses are described in the accompanying prospectuses for the Funds. For a summary of current estimates of those charges and expenses, see page 9. We may receive compensation from the investment advisers or administrators of the Portfolios in connection with the administrative services we provide to the Portfolios.

ACCESS TO YOUR MONEY

You can withdraw some or all of your Contract Value at any time prior to the Payout Start Date.

The amount payable upon withdrawal is the Contract Value (or portion thereof) next computed after we receive the request for a withdrawal at our home office, adjusted by any Market Value Adjustment less any withdrawal charges, income tax withholding, and any premium taxes. We will pay withdrawals from the Variable Account within 7 days of receipt of the request, subject to postponement in certain circumstances.

You can withdraw money from the Variable Account or the Fixed Account Options. To complete a partial withdrawal from the Variable Account, we will cancel Accumulation Units in an amount equal to the withdrawal and any applicable withdrawal charge and premium taxes.

You must name the investment alternative from which you are taking the withdrawal. If none is specified, we will deduct your withdrawal pro-rata from the Variable Subaccounts according to the value of your investments therein.


In general, you must withdraw at least $50 at a time. You also may withdraw a lesser amount if you are withdrawing your entire investment in a Variable Subaccount.

If you request a total withdrawal, we may require you to return your Contract to us. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty.


POSTPONEMENT OF PAYMENTS
We may postpone the payment of any amounts due from the Variable Account under the Contract if:

1. The New York Stock Exchange is closed for other than usual weekends or holidays, or trading on the Exchange is otherwise restricted;

2.   An emergency exists as defined by the SEC; or

3.   The SEC permits delay for your protection.

In addition, we may delay payments or transfers from the Fixed Account Options for up to 6 months (or shorter period if required by law). If we delay payment for 30 days or more, we will pay interest as required by law.

SYSTEMATIC WITHDRAWAL PROGRAM
You may choose to receive systematic withdrawal payments on a monthly, quarterly, semi-annual, or annual basis at any time prior to the Payout Start Date. The minimum amount of each systematic withdrawal is $50. Systematic withdrawals will be deducted from the Variable Subaccounts and Fixed Account balances, excluding the Dollar Cost Averaging Fixed Account Options, on a pro rata basis. At our discretion, systematic withdrawals may not be offered in conjunction with the Dollar Cost Averaging Program or Automatic Portfolio Rebalancing Program.


Depending on fluctuations in the value of the Variable Subaccounts and the value of the Fixed Account Options, systematic withdrawals may reduce or even exhaust the Contract Value. For income tax purposes, withdrawals are generally made from earnings first. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty. Please consult your tax advisor before taking any withdrawal.


We will make systematic withdrawal payments to you or your designated payee. At our discretion, we may modify or suspend the Systematic Withdrawal Program and charge a processing fee for the service. If we modify or suspend the Systematic Withdrawal Program, existing systematic withdrawal payments will not be affected.

MINIMUM CONTRACT VALUE

If your request for a partial withdrawal would reduce your Contract Value to less than $2,000, we may treat it as a request to withdraw your entire Contract Value. Your Contract will terminate if you withdraw all of your Contract Value. We will, however, ask you to confirm your withdrawal request before terminating your Contract. Before terminating any Contract whose value has been reduced by withdrawals to less than $2,000, we will inform you in writing of our intention to terminate your Contract and give you at least 30 days in which to make an additional Purchase Payment to restore your Contract Value to the contractual minimum of $2,000. If we terminate your Contract, we will distribute to you its Contract Value, adjusted by any applicable Market Value Adjustment, less withdrawal and other charges and applicable taxes.

CONTRACT LOANS FOR 401(a) AND 403(b) CONTRACTS

Subject to the restrictions described below, we will make loans to the Contract Owner of a Contract used in connection with a Tax Sheltered Annuity Plan ("TSA Plan") under Section 403(b) of the Tax Code, or a Contract purchased by a defined contribution plan qualified under Section 401(a) of the Tax Code (a "401 Plan"), and issued under our prototype plan document. If the Contract is owned by a 401 plan that is not issued under our prototype, you should contact the plan trustee to determine the availability of loans under the 401 plan. Such loans are not available in Vermont. Loans are not available under non-qualified Contracts. We will only make loans after the right to cancel period and before the Payout Start Date. All loans are subject to the terms of the Contract, the relevant qualified plan, and the Tax Code, which impose restrictions on loans.


We will not make a loan to you if the total of the requested loan and your unpaid outstanding loans will be greater than the amount available for full withdrawal under your Contract on the date of the loan. In addition, you may not borrow a loan if the total of the requested loan and all of your loans under TSA plans and 401 plans is more than the lesser of (a) or (b) where:

(a) equals $50,000 minus the excess of the highest outstanding loan balance during the prior 12 months over the current outstanding loan balance; and

(b) equals the greater of $10,000 or 1/2 of the amount available for full withdrawal.

The minimum loan amount is $1,000.

To request a Contract loan, write to us at the address given on the first page of the prospectus. You alone are responsible for ensuring that your loan and repayments comply with tax requirements. Loans made before the Payout Start Date are generally treated as distributions under the Contract, and may be subject to withholding and tax penalties for early distributions. Some of these requirements are stated in Section 72 of the Tax Code and Title 1 of ERISA. Please seek advice from your plan administrator or tax advisor.

When we make a loan, we will transfer an amount equal to the loan amount from the Variable Account and/or the Fixed Account Options to the Loan Account as collateral for the loan. The Loan Account is an account established for amounts transferred from the Variable Subaccounts or Fixed Account as security for an outstanding Contract loan. We will transfer to the Loan Account amounts from the Variable Account in proportion to the assets in each Subaccount. If your loan amount is greater than your Contract Value in the Subaccounts, we will transfer the remaining required collateral from the Guaranteed Maturity Fixed Account Options. If your loan amount is greater than your contract value in the Subaccounts and the Guaranteed Maturity Fixed Account Options, we will transfer the remaining required collateral from the Dollar Cost Averaging Fixed Account Options.

We will not charge a Withdrawal Charge on the loan or on the transfer from the Subaccounts or the Fixed Account. We may, however, apply a Market Value Adjustment to a transfer from the Fixed Account to the Loan Account. If we do, we will increase or decrease the amount remaining in the Fixed Account by the amount of the Market Value Adjustment, so that the net amount transferred to the Loan Account will equal the desired loan amount.

We will credit interest to the amounts in the Loan Account. The annual interest rate credited to the Loan Account will be the greater of: (a) 3%; or (b) the loan interest rate minus 2.25%. The value of the amounts in the Loan Account are not affected by the changes in the value of the Subaccounts.

When you take out a loan, we will set the loan interest rate. That rate will apply to your loan until it is repaid. From time to time, we may change the loan interest rate applicable to new loans. We also reserve the right to change the terms of new loans.

We will subtract the outstanding Contract loan balance, including accrued but unpaid interest, from:

(1)  the Death Benefit;

(2)  full withdrawal proceeds;

(3)  the amount available for partial withdrawal; and

(4)  the amount applied on the Payout Start Date to provide income payments.

Usually you must repay a Contract loan within five years of the date the loan is made. Scheduled payments must be level, amortized over the repayment period, and made at least quarterly. We may permit a repayment period of 15 or 30 years if the loan proceeds are used to acquire your principal residence. We may also permit other repayment periods.

You must mark your loan repayments as such. We will assume that any payment received from you is a Purchase Payment, unless you tell us otherwise.

If you do not make a loan payment when due, we will continue to charge interest on your loan. We also will declare the entire loan in default. We will subtract the defaulted loan balance plus accrued interest from any future distribution under the Contract and keep it in payment of your loan. Any defaulted amount plus interest will be treated as a distribution for tax purposes (as permitted by law). As a result, you may be required to pay taxes on the defaulted amount, incur the early withdrawal tax penalty, and be subject to mandatory 20% federal withholding. Until we are permitted by law to foreclose on a defaulted loan, we will continue to charge interest and add unpaid interest to your outstanding loan balance. If the total loan balance exceeds the amount available for full withdrawal, we will mail written notice to your last known address. The notice will state the amount needed to maintain the Contract in force. If we do not receive payment of this amount within 31 days after we mail this notice, we will terminate your Contract.

We may defer making any loan for 6 months after you ask us for a loan, unless the loan is to pay a premium to us.


INCOME PAYMENTS

PAYOUT START DATE
You select the Payout Start Date in your application. The Payout Start Date is the day that we apply your money to an Income Plan. The Payout Start Date must be:

o    at least 30 days after the Issue Date; and

o no later than the day the Annuitant reaches age 90, or the 10th Contract Anniversary, if later.

You may change the Payout Start Date at any time by notifying us in writing of the change at least 30 days before the scheduled Payout Start Date. Absent a change, we will use the Payout Start Date stated in your Contract.

INCOME PLANS
An Income Plan is a series of scheduled payments to you or someone you designate. You may choose and change your choice of Income Plan until 30 days before the Payout Start Date. If you do not select an Income Plan, we will make income payments in accordance with Income Plan 1 with guaranteed payments for 10 years.

Three Income Plans are available under the Contract. Each is available to provide:

o    fixed income payments;

o    variable income payments; or

o    a combination of the two.

The three Income Plans are:

INCOME PLAN 1 -- LIFE INCOME WITH GUARANTEED PAYMENTS. Under this plan, we make periodic income payments for at least as long as the Annuitant lives. If the Annuitant dies before we have made all of the guaranteed income payments, we will continue to pay the remainder of the guaranteed income payments as required by the Contract.

INCOME PLAN 2 -- JOINT AND SURVIVOR LIFE INCOME WITH GUARANTEED PAYMENTS. Under this plan, we make periodic income payments for at least as long as either the Annuitant or the joint Annuitant is alive. If both the Annuitant and the joint Annuitant die before we have made all of the guaranteed income payments, we will continue to pay the remainder of the guaranteed income payments as required by the Contract.

INCOME PLAN 3 -- GUARANTEED PAYMENTS FOR A SPECIFIED PERIOD (5 YEARS TO 30 YEARS). Under this plan, we make periodic income payments for the period you have chosen. These payments do not depend on the Annuitant's life. You may elect to receive guaranteed payments for periods ranging from 5 to 30 years. Income payments for less than 120 months may be subject to a withdrawal charge. We will deduct the mortality and expense risk charge from the Variable Subaccount assets that support variable income payments even though we may not bear any mortality risk.

The length of any guaranteed payment period under your selected Income Plan generally will affect the dollar amounts of each income payment. As a general rule, longer guarantee periods result in lower income payments, all other things being equal. For example, if you choose an Income Plan with payments that depend on the life of the Annuitant but with no minimum specified period for guaranteed payments, the income payments generally will be greater than the income payments made under the same Income Plan with a minimum specified period for guaranteed payments.

If you choose Income Plan 1 or 2, or, if available, another Income Plan with payments that continue for the life of the Annuitant or joint Annuitant, we may require proof of age and sex of the Annuitant or joint Annuitant before starting income payments, and proof that the Annuitant or joint Annuitant are alive before we make each payment. Please note that under such Income Plans, if you elect to take no minimum guaranteed payments, it is possible that the payee could receive only 1 income payment if the Annuitant and any joint Annuitant both die before the second income payment, or only 2 income payments if they die before the third income payment, and so on.

Generally, you may not make withdrawals after the Payout Start Date. One exception to this rule applies if you are receiving income payments that do not depend on the life of the Annuitant (such as under Income Plan 3). In that case you may terminate all or part of the income payments at any time and withdraw their value, subject to withdrawal charges. For Variable Amount income Payments, the value you may withdraw is equal to the present value of the Variable Amount Income Payments being terminated, calculated using a discount rate equal to the assumed investment rate that was used in determining the initial variable payment. For Fixed Amount Income Payments, the value you may withdraw is equal to the present value of the Fixed Amount Income Payments being terminated, calculated using a discount rate equal to the applicable current interest rate. The applicable current interest rate is the rate we are using on the date we receive your withdrawal request to determine income payments for a new Income Plan with a payment period equal to the remaining payment period of the income payments being terminated. The value you may withdraw may be higher or lower than it would have been using the interest rate that was initially used to calculate your Fixed Account Income Payments and your total payments (withdrawal amount plus income payments already received) may be more or less than the amount applied to your Income Plan. We deduct applicable premium taxes from the Contract Value at the Payout Start Date.

We may make other Income Plans available.

You must apply at least the Contract Value in the Fixed Account on the Payout Start Date to fixed income payments. If you wish to apply any portion of your Fixed Account balance to provide variable income payments, you should plan ahead and transfer that amount to the Variable Subaccounts prior to the Payout Start Date. If you do not tell us how to allocate your Contract Value among fixed and variable income payments, we will apply your Contract Value in the Variable Account to variable income payments and your Contract Value in the Fixed Account to fixed income payments.

We will apply your Contract Value, adjusted by any applicable Market Value Adjustment, less applicable taxes to your Income Plan on the Payout Start Date. If the amount available to apply under an Income Plan is less than $2,000, or not enough to provide an initial payment of at least $50, and state law permits, we may:

o pay you the Contract Value, adjusted by any applicable Market Value Adjustment and less any applicable taxes, in a lump sum instead of the periodic payments you have chosen; or

o    reduce the frequency of your payments so that each payment will be at least
     $50.

VARIABLE INCOME PAYMENTS
The amount of your variable income payments depends upon the investment results of the Variable Subaccounts you select, the premium taxes you pay, the age and sex of the Annuitant, and the Income Plan you choose. We guarantee that the payments will not be affected by (a) actual mortality experience and (b) the amount of our administration expenses.

We cannot predict the total amount of your variable income payments. Your variable income payments may be more or less than your total purchase payments because (a) variable income payments vary with the investment results of the underlying Portfolios; and (b) the Annuitant could live longer or shorter than we expect based on the tables we use.

In calculating the amount of the periodic payments in the annuity tables in the Contract, we assumed an annual investment rate of 3%. If the actual net investment return of the Variable Subaccounts you choose is less than this assumed investment rate, then the dollar amount of your variable income payments will decrease. The dollar amount of your variable income payments will increase, however, if the actual net investment return exceeds the assumed investment rate. The dollar amount of the variable income payments stays level if the net investment return equals the assumed investment rate. Please refer to the Statement of Additional Information for more detailed information as to how we determine variable income payments.



FIXED INCOME PAYMENTS
We guarantee income payment amounts derived from any Fixed Account Option for the duration of the Income Plan. We calculate the fixed income payments by:

1. adjusting the portion of the Contract Value in any Fixed Account Option on the Payout Start Date by any applicable Market Value Adjustment;

2.   deducting any applicable premium tax; and

3. applying the resulting amount to the greater of (a) the appropriate value from the income payment table in your Contract or (b) such other value as we are offering at that time.

We may defer making fixed income payments for a period of up to 6 months or any shorter time state law may require. If we defer payments for 30 days or more, we will pay interest as required by law from the date we receive the withdrawal request to the date we make payment.

INCOME BENEFIT RIDER


For Contract Owners and Annuitants up to and including age 75. This Rider guarantees that the amount of income payments you receive will not be less than those determined by applying the Income Base, less any applicable taxes, to the minimum guaranteed rate (rather than to any current rates we may be offering) for the Income Plan you select ("Guaranteed Income Benefit"). This Rider does not affect the amounts paid as a death benefit, partial withdrawal or surrender. The Rider is optional, has additional charges and may not be available in all states.


Qualifications. To qualify for the income benefit payments under this Rider, you must meet the following requirements as of the Payout Start Date:

o You must elect a Payout Start Date that is on or after the 10th anniversary of the Rider Date;

o The Payout Start Date must be prior to the oldest Annuitant's 90th birthday;

o The payout Start Date must occur during the 30 day period following a Contract Anniversary;

o You must elect to receive fixed income payments, which will be calculated using the guaranteed payout rates listed in your Contract; and

o The Income Plan you selected must provide for payments guaranteed for either a single life or joint lives with a specified period of at least:

o 10 years, if the youngest Annuitant's age is 80 or less on the Payout Start Date, or

o 5 years, if the youngest Annuitant's age is greater than 80 on the Payout Start Date.

o Of course, if your Contract Value, applied to the then current payout rates offered by Lincoln Benefit, generates higher income payments than those provided under the Income Benefit Rider, you will receive the higher payment amount. You may also elect to apply your Contract Value to any other income plan that we offer at that time.



The Income Benefit Rider will no longer be in effect and the mortality and expense charge for the Rider will end upon the change of the named Annuitant for reasons other than death. We may discontinue offering these options at any time.



Income Base

The Income Base is used solely for the purpose of calculating the Guaranteed Income Benefit under this Rider ("Guaranteed Income Benefit") and does not provide a Contract Value or guarantee performance of any investment option.

On the date we issue the Rider ("Rider Date"), the Income Base is equal to the Contract Value. After the Rider Date, the Income Base plus any subsequent purchase payments and less a withdrawal adjustment (described below) for any subsequent withdrawal will accumulate daily at a rate equivalent to 5% per year until the earlier of the Payout Start Date, or the first day of the month after the oldest Contract Owner's (or Annuitant's, if the Contract Owner is not a living person) 85th birthday. The maximum Income Base is 200% of:

o        the Contract Value on the Rider Date; plus
o        any subsequent purchase payments; less
o        any subsequent withdrawal adjustments.

Withdrawal Adjustment

The withdrawal adjustment is equal to (a) divided by (b), with the result multiplied by (c) where:

                (a)     = the withdrawal amount
                (b)     = the Contract Value immediately prior to the
                          withdrawal, and
                (c)     = the most recently calculated Income Base

The Guaranteed Income Benefit amount is determined by applying the Income Base less any applicable taxes to the guaranteed rates for the Income Plan you elect. The Income Plan you elect must satisfy the conditions described above.

On the Payout Start Date, the income payment will be the greater of the guaranteed Income Benefit or the Income Payment provided in the Payout Phase section.


CERTAIN EMPLOYEE BENEFIT PLANS
The Contracts offered by this prospectus contain income payment tables that provide for different payments to men and women of the same age, except in states that require unisex tables. We reserve the right to use income payment tables that do not distinguish on the basis of sex to the extent permitted by applicable law. In certain employment-related situations, employers are required by law to use the same income payment tables for men and women. Accordingly, if the Contract is to be used in connection with an employment-related retirement or benefit plan and we do not offer unisex annuity tables in your state, you should consult with legal counsel as to whether the purchase of a Contract is appropriate.

DEATH BENEFITS

We will pay a death benefit prior to the Payout Start Date on:

1. the death of any Contract Owner or,

2. the death of the Annuitant, if the Contract Owner is not a living person.

We will pay the death benefit to the new Contract Owner as determined immediately after the death. The new Contract Owner would be a surviving Contract Owner or, if none, the Beneficiary(ies). If the Contract Owner is not a living person, in the case of the death of the Annuitant, we will pay the death benefit to the current Contract Owner.

A claim for a distribution on death must include DUE PROOF OF DEATH. We will accept the following documentation as "Due Proof of Death":

o    a certified copy of a death certificate,

o a certified copy of a decree of a court of competent jurisdiction as to the finding of death, or

o    any other proof acceptable to us.


Your beneficiary should submit a complete claim for payment of the Death Benefit within 180 days of the relevant death in order to claim the standard or enhanced Death Benefit. If your beneficiary does not submit a complete claim for payment of the Death Benefit within 180 days of the relevant death, the beneficiary will be paid the Contract Value which may be adjusted as described in "Death Benefit Payments" on page 35. You may specify that the death benefit be paid under a specific Income Plan by submitting a written request to our Service Center. If you so request, your Beneficiary may not change to a different Income Plan or lump sum. Once we accept the written request, the change or restriction will take effect as of the date you signed the request.



DEATH BENEFIT AMOUNT

Prior to the Payout Start Date, if we receive a complete request for payment of the Death Benefit within 180 days of the date of death, the standard Death Benefit is equal to the greatest of:

o the sum of all Purchase Payments reduced by withdrawal adjustments. The withdrawal adjustment for Purchase Payments is equal to (a) divided by (b), with the result multiplied by (c) where

(a)  is the withdrawal amount;

(b)  is the Contract Value immediately prior to the withdrawal; and

(c)  is  the  sum  of  all  prior  purchase   payments  adjusted  by  any  prior
     withdrawals; or


o    the Contract Value on the date we determine the Death Benefit, or


o the Settlement Value (that is, the amount payable on a full withdrawal of Contract Value, i.e., the Contract Value adjusted by any market value adjustment, less any applicable withdrawal charge or premium tax) on the date we determine the Death Benefit, or

o the Contract Value on each Death Benefit Anniversary prior to the date we determine the Death Benefit, increased by any purchase payment made since that Death Benefit Anniversary and reduced by an adjustment for any withdrawals since that Death Benefit Anniversary.


In other words, for each Death Benefit Anniversary that occurs prior to the date we determine the Death Benefit, we will calculate an amount equal to the Contract Value on that Death Benefit Anniversary, plus any purchase payments made since that Death Benefit Anniversary, and minus an adjustment for any withdrawals made since that Death Benefit Anniversary. (The calculation of the withdrawal adjustment is described on page 33.) If there are multiple Death Benefit Anniversaries, we will make multiple calculations. The highest result will be compared to the other three values listed above in order to determine the Death Benefit.


"Death Benefit Anniversaries" occur every 7th Contract anniversary until the oldest Contract Owner's 80th birthday, or the Annuitant's 80th birthday if the Contract Owner is not a living person. The Contract Anniversary immediately following the oldest Contract Owner's 80th birthday, or the Annuitant's 80th birthday if the Contract Owner is not a living person, will also be a Death Benefit Anniversary and is the final Death Benefit Anniversary.


The Death Benefit Anniversary withdrawal adjustment is equal to (a) divided by
(b), with the result multiplied by (c), where:


    (a) is the withdrawal amount;
    (b) is the Contract Value immediately prior to the withdrawal; and
    (c) is the Contract Value on the Death Benefit Anniversary adjusted by any prior purchase payments or withdrawals made since that Anniversary.


We will determine the value of the Death Benefit as of the end of the Valuation Date on which we receive a complete request for payment of the death benefit. If we receive a request after 3:00 p.m. Central Time on a Valuation Date, we will process the request as of the end of the following Valuation Date.

ENHANCED DEATH BENEFIT RIDER

The Enhanced Death Benefit Rider is an optional benefit that you may elect if the Contract Owners and Annuitants are not older than age 80 on the date we receive the application, or the date we receive the written request to add this Rider, whichever is later. If the Contract Owner is a living individual, the Enhanced Death Benefit applies only upon the death of the Contract Owner. If the Contract Owner is not a living individual, the Enhanced Death Benefit applies only upon the death of the Annuitant. For Contracts with the Enhanced Death Benefit Rider, the death benefit will be the greatest of the standard death benefit above, or the Enhanced Death Benefit. The Enhanced Death Benefit is equal to the greater of Enhanced Death Benefit A or Enhanced Death Benefit B. Enhanced Death Benefit A or B may not be available in all states. This rider will automatically terminate on the Payout Start Date.


The Enhanced Death Benefit will never be greater than the maximum death benefit allowed by any state nonforfeiture laws that govern the Contract. The Enhanced Death Benefit Rider and the mortality and expense charge for the Rider will terminate upon the change of Contract Owner (or the Annuitant if the Contract Owner is not a living person) for reasons other than death.

ENHANCED DEATH BENEFIT A. On the date we issue the Rider ("Rider Date"), Enhanced Death Benefit A is equal to the Contract Value on that date. After the Rider Date, Enhanced Death Benefit A is the greatest of the ANNIVERSARY VALUES as of the date we determine the death benefit. The "Anniversary Value" is equal to the Contract Value on a Contract Anniversary, increased by purchase payments made since that Anniversary and reduced by a withdrawal adjustment, as described below, for any partial withdrawals since that Anniversary.

We will calculate Anniversary Values for each Contract Anniversary up until the earlier of:

o        the date we determine the death benefit; or

o the first Contract Anniversary following the oldest Contract Owner's or, if the Contract Owner is not a living person, the Annuitant's 80th birthday, or the first day of the 61st month following the Rider Date, whichever is later.

After age 80, or the first day of the 61st month following the Rider Date, whichever is later, we will recalculate the Enhanced Death Benefit A only for purchase payments and withdrawals.

The withdrawal adjustment is equal to (a) divided by (b), and the result multiplied by (c) where:

    (a) = is the withdrawal amount,
    (b) = is the Contract Value immediately prior to the withdrawal, and
    (c) = the most recently calculated Enhanced Death Benefit A.

ENHANCED DEATH BENEFIT B. The Enhanced Death Benefit B on the Rider Date is equal to the Contract Value on that date. After the Rider Date, the Enhanced Death Benefit B, plus any subsequent purchase payments and less a withdrawal adjustment, as described below, will accumulate daily at a rate equivalent to 5% per year until the earlier of:

o        the date we determine the death benefit; or

o the first day of the month following the oldest Contract Owner's or, if the Contract Owner is not a living person, the Annuitant's 80th birthday, or the first day of the 61st month following the Rider Date, whichever is later.

After age 80, or the first day of the 61st month following the Rider Date, whichever is later, we will recalculate the Enhanced Death Benefit B only for purchase payments and withdrawals. The maximum amount of Enhanced Death Benefit B is 200% of:

o        the Contract Value on the Rider Date; plus
o        any subsequent purchase payments; less
o        any subsequent withdrawal adjustments.

The withdrawal adjustment is equal to (a) divided by (b), and the result multiplied by (c) where:


         (a) = the withdrawal amount,
         (b) = is the Contract Value immediately prior to the withdrawal, and
         (c) = is the most recently calculated Enhanced Death Benefit B.


ENHANCED EARNINGS DEATH BENEFIT RIDER

For Contract Owners and Annuitants up to and including age 75, the Enhanced Earnings Death Benefit Rider is an optional benefit that you may elect.

If the Contract Owner is a living person, the Enhanced Earnings Death Benefit Rider applies only upon the death of the Contract Owner. If the Contract Owner is not a living person, the Enhanced Earnings Death Benefit Rider applies only upon the death of the Annuitant. The Enhanced Earnings Death Benefit Rider and the annual charge for the Rider will terminate upon the change of Contract Owner (or the Annuitant if the Contract Owner is not a living person) for reasons other than death. The Rider may not be available in all states. We may discontinue the offering of the Rider at any time. This rider will automatically terminate on the Payout Start Date.

Under the Enhanced Earnings Death Benefit Rider, the Enhanced Earnings Death Benefit is determined as follows:

If the oldest Contract Owner, or the Annuitant if the Contract Owner is not a living person, is age 55 or younger on the date we receive the completed application, or we receive written request to add this rider, whichever is later, the Enhanced Earnings Death Benefit will be:

o the lesser of 100% of In-Force Premium (excluding purchase payments made after the Rider Date and in the twelve month period immediately preceding the death of the Contract Owner, or the Annuitant if the Contract Owner is not a living person) or 50% of In-Force Earnings, calculated as of the date we receive due proof of death.

         If the oldest Contract Owner, or the Annuitant if the Contract Owner is not a living person, is between the ages of 56 and 65 on the date we receive the completed application or the date we receive the written request to add this rider, whichever is later, the Enhanced Earnings Death Benefit will be:

o the lesser of 80% of the In-Force Premium (excluding purchase payments made after the Rider Date and in the twelve month period immediately preceding the death of the Contract Owner, or the Annuitant if the Contract Owner is not a living person) or 40% of In-Force Earning, calculated as of the date we receive due proof of death.


         If the oldest Contract Owner, or the Annuitant if the Contract Owner is not a living person, is between the ages of 66 and 75 on the date we receive the completed application or the date we receive the written request to add this rider, whichever is later, the Enhanced Earnings Death Benefit will be :

o the lesser of 50% of In-Force Premium (excluding purchase payments made after the Rider Date and in the twelve month period immediately preceding the death of the Contract Owner, or the Annuitant if the Contract Owner is not a living person) or 25% of In-Force Earnings, calculated as of the date we receive due proof of death.


For purpose of calculating the Enhanced Earnings Death Benefit, the following definitions apply:

o In-Force Earnings is the greater of (a) the current Contract Value less the In-Force Premium; or (b) zero.

o    In-Force Premiums are defined as follows:

o    If the Rider Date is the same as the Issue Date of the Contract:

o    The  sum  of  all  the   purchase   payments   less  the  sum  of  all  the
     Excess-of-Earnings Withdrawals.

o    If the Rider Date is later than the Contract issue date:

o The Contract Value as of Rider Date plus all the purchase payments made after the Rider Date less the sum of all the Excess-of-Earnings Withdrawals after the Rider Date


Excess-of-Earnings Withdrawals are defined as follows: For each withdrawal, this amount is equal to the amount, if any, by which the withdrawal exceeds the In-Force Earnings immediately prior to the withdrawal.

We will calculate the Enhanced Earnings Death Benefit Rider as of the date we receive Due Proof of Death. We will pay the Enhanced Earnings Death Benefit with the death benefit as described under "Death Benefit Payments" below.

The value of the Enhanced Earnings Death Benefit largely depends on the amount of earnings that accumulate under your Contract. If you expect to withdraw the earnings from your Contract Value, electing the Enhanced Earnings Death Benefit Rider may not be appropriate. For purposes of calculating the Enhanced Earnings Death Benefit, earnings are considered to be withdrawn first before purchase payments. Your financial advisor can help you decide if the Enhanced Earnings Death Benefit Rider is right for you.

For examples of how the death benefit is calculated under the Enhanced Earnings Death Benefit Rider, see Appendix C.


DEATH BENEFIT PAYMENTS

1.   If the sole new Contract Owner is your spouse:

a) Your spouse may elect, within 180 days of the date of your death, to receive the Death Benefit described above in a lump sum.

b) Your spouse may elect, within 180 days of the date of your death, to receive an amount equal to the Death Benefit paid out through an Income Plan. Payments from the Income

     Plan must begin within one year of your date of death. The payments must be:

     i.   over the life of your spouse; or

     ii. for a guaranteed number of payments from 5 to 30 years but not to exceed the life expectancy of your spouse; or

     iii. over the life of your spouse with a guaranteed number of payments from 5 to 30 years but not to exceed the life expectancy of your spouse.


If your spouse chooses to continue the Contract or, does not elect one of the options above within 180 days of your death, the Contract will continue in the Accumulation Phase as if no death has occurred. If the Contract continues in the Accumulation Phase , the following conditions apply:

a) On the date the Contract is continued, the Contract Value will be the Death Benefit as determined as ofthe Valuation Date on which we received due proof of death (the next Valuation Date, if we receive due proof of death after 3 p.m. Central Time). Unless otherwise instructed by the continuing spouse, the excess, if any, of the Death Benefit amount over the Contract Value will be allocated to the Subaccounts. This excess will be allocated in proportion to your Contract Value in those Subaccounts as of the end of the Valuation Period during which we receive the complete request for payment of the Death Benefit, except that any portion of this excess attributable to the Fixed Account Options will be allocated to the Money Market Subaccount. Within 30 days of the date the Contract is continued, your surviving spouse may choose one of the following transfers without incurring a transfer fee:


     i.   transfer all or a portion of the excess among the Subaccounts;

     ii. transfer all or a portion of the excess into the Guaranteed Maturity Fixed Account and begin a new Guarantee Period; or

     iii. transfer all or a portion of the excess into a combination of Subaccounts, or the Guaranteed Maturity Fixed Account.

Any such transfer does not count as one of the free transfers allowed each Contract Year and is subject to any minimum allocation amount specified in your Contract. The surviving spouse may make a single withdrawal of any amount within one year of the date of death without incurring a Withdrawal Charge or Market Value Adjustment.


After the Contract is continued, prior to the Payout Start Date, the Death Benefit of the continued Contract will be the greatest of:

     a)   the  sum  of  all  purchase   payments   reduced  by  any   withdrawal
          adjustments; or


     b)   the Contract Value on the date we determine the Death Benefit; or

     c)   the Settlement Value on the date we determine the Death Benefit; or

     d) the Contract Value on each Death Benefit Anniversary prior to the date we determine the Death Benefit, increased by any Purchase Payments made since that Death Benefit Anniversary and reduced by an adjustment for any withdrawals, as defined in the Death Benefit provision.


Please see DEATH BENEFIT AMOUNT on page 33 for a detailed explanation of how these amounts are calculated.


Only one spousal continuation is allowed under the Contract.

2. If the new Contract Owner is not your spouse but is a living person, the new Contract Owner has the following options:

a) The new Contract Owner may elect, within 180 days of the date of your death, to receive the Death Benefit in a lump sum.

b) The new Contract Owner may elect, within 180 days of the date of your death, to receive an amount equal to the Death Benefit paid out through an Income Plan. Payments from the annuity option must begin within one year of your date of death. The Payments must be:

     i. over the life of the new Contract Owner, or for a guaranteed number of payments from 5 to 30 years but not to exceed the life expectancy of the new Contract Owner; or

     ii. Over the life of the new Contract Owner with a guaranteed number of payments from 5 to 30 years but not to exceed the life expectancy of the new Contract Owner.


     If the New Owner does not elect one of the options above within 180 days of death, then the New Owner must receive the Contract Value payable within 5 years of your date of death. Under this option, if the Settlement Value is greater than the Contract Value as determined as of the Valuation Date on which we received a complete request for settlement, which includes Due Proof of Death (the next Valuation Date, if we receive Due Proof of Death after 3:00 p.m. Central Time), we will allocate the excess to the Variable Subaccount selected by the New Owner. In the absence of instructions, we will allocate that amount to the Money Market Variable Subaccount. Until the Contract Value is withdrawn, it will vary in accordance with the investment options selected by the New Owner, and the New Owner may exercise all rights as set forth in the Transfers section during this 5-year period.

     No additional purchase payments may be added to the Contract under this election. Withdrawal Charges will be waived for any withdrawals made during this 5-year period.

     If the New Owner dies prior to receiving all of the Contract Value, then the New Owner's named beneficiary(ies) will receive the greater of the Settlement Value or the remaining Contract Value. This amount must be received as a lump sum within 5 years of the date of the original Owner's death.


3. If the new Contract Owner is a non-Living Person, the new Contract Owner has the following options:

a) The non-living Contract Owner may elect, within 180 days of your death, to receive the Death Benefit in a lump sum.


b) If the New Owner does not elect the option above, then the New Owner must receive the Contract Value payable within 5 years of your date of death. Under this option, if the Settlement Value is greater than the Contract Value as determined as of the Valuation Date on which we received Due Proof of Death (the next Valuation Date, if we receive Due Proof of Death after 3:00 pm Central Time), we will allocate the excess to the Variable Subaccount selected by the New Owner. In the absence of instructions, we will allocate that amount to the Money Market Variable Subaccount. Until the Contract Value is withdrawn, it will vary in accordance with the investment options selected by the New Owner, and the New Owner may exercise all rights as set forth in the Transfers provision during this 5-year period.

     No additional purchase payments may be added to the Contract under this election. Withdrawal Charges will be waived during this 5-year period.

     We reserve the right to offer additional options upon Death of Owner. Under any of these options, all ownership rights, subject to any restrictions previously placed upon the Beneficiary, are available to the New Owner.



If any new Contract Owner is not a Living Person, all new Contract Owners will be considered to be non-Living Persons for the above purposes.


DEATH OF ANNUITANT

If the Annuitant who is not also the Contract Owner dies prior to the Payout Start Date, the Contract Owner must elect one of the following options:

1. If the Contract Owner is a Living Person, the Contract will continue with a new Annuitant as described on page 15.

2.   If the Contract Owner is not a Living Person:

     a. The non-living Contract Owner may elect, within 180 days of the Annuitant's date of death, to receive the Death Benefit in a lump sum; or


     b. If the Contract Owner does not elect the above option, then the Owner must receive the Contract Value payable within 5 years of the Annuitant's date of death. Under this option, if the Settlement Value is greater than the Contract Value as determined as of the Valuation Date on which we received Due Proof of Death (the next Valuation Date, if we receive Due Proof of Death after 3:00 pm Central Time), we will allocate the excess to the Variable Subaccount selected by the New Owner. In the absence of instructions, we will allocate that amount to the Money Market Variable Subaccount. Until the Contract Value is withdrawn, it will vary in accordance with the investment options selected by the New Owner, and the Contract Owner may then exercise all rights as set forth in the Transfers section during this 5-year period.. No additional purchase payments may be added to the Contract under this election. Withdrawal Charges will be waived during this 5-year period.


If the non-living Contract Owner does not make one of the above described elections, the Settlement Value must be withdrawn by a non-living Contract Owner on or before the mandatory distribution date 5 years after the Annuitant's death.


We reserve the right to waive the 180-day limit on a non-discriminatory basis.

MORE INFORMATION

Lincoln Benefit Life Company. Lincoln Benefit Life Company is a stock life insurance company organized under the laws of the state of Nebraska in 1938. Our legal domicile and principal business address is 2940 South 84th Street, Lincoln, Nebraska, 68506-4142. Lincoln Benefit is a wholly owned subsidiary of Allstate Life Insurance Company ("Allstate Life" or "ALIC"), a stock life insurance company incorporated under the laws of the State of Illinois. Allstate Life is a wholly owned subsidiary of Allstate Insurance Company ("AIC"), a stock property-liability insurance company incorporated under the laws of Illinois. All outstanding capital stock of Allstate is owned by The Allstate Corporation ("Allstate").

         We are authorized to conduct life insurance and annuity business in the District of Columbia, Guam, U.S. Virgin Islands and all states except New York. We intend to market the Contract everywhere we conduct variable annuity business. The Contracts offered by this prospectus are issued by us and will be funded in the Variable Account and/or the Fixed Account.

         Under our reinsurance agreements with Allstate Life, substantially all contract related transactions are transferred to Allstate Life. Through our reinsurance agreements with Allstate Life, substantially all of the assets backing our reinsured liabilities are owned by Allstate Life. These assets represent our general account and are invested and managed by Allstate Life. Accordingly, the results of operations with respect to applications received and contracts issued by Lincoln Benefit are not reflected in our consolidated financial statements. The amounts reflected in our consolidated financial statements relate only to the investment of those assets of Lincoln Benefit that are not transferred to Allstate Life under the reinsurance agreements. While the reinsurance agreements provide us with financial backing from Allstate Life, it does not create a direct contractual relationship between Allstate Life and you.

         Under the Company's reinsurance agreements with ALIC, the Company reinsures all reserve liabilities with ALIC except for variable contracts. The Company's variable contract assets and liabilities are held in legally-segregated, unitized Variable Accounts and are retained by the Company. However, the transactions related to such variable contracts such as premiums, expenses and benefits are transferred to ALIC.

         Lincoln Benefit is highly rated by independent agencies, including A.M. Best, Moody's, and Standard & Poor's. These ratings are based on our reinsurance agreement with Allstate Life, and reflect financial strength. The ratings are not intended to reflect the financial strength or investment experience of the Variable Account. We may from time to time advertise these ratings in our sales literature.

THE VARIABLE ACCOUNT
Lincoln Benefit established the Lincoln Benefit Life Variable Annuity Account in 1992. We have registered the Variable Account with the SEC as a unit investment trust. The SEC does not supervise the management of the Variable Account or Lincoln Benefit.

We own the assets of the Variable Account. The Variable Account is a segregated asset account under Nebraska law. That means we account for the Variable Account's income, gains and losses separately from the results of our other operations. It also means that only the assets of the Variable Account that are in excess of the reserves and other Contract liabilities with respect to the Variable Account are subject to liabilities relating to our other operations. Our obligations arising under the Contracts are general corporate obligations of Lincoln Benefit.

The Variable Account consists of Variable Subaccounts. Each Variable Subaccount invests in a corresponding Portfolio. We may add new Variable Subaccounts or eliminate one or more of them, if we believe marketing, tax, or investment conditions so warrant. We may also add other Variable Subaccounts that may be available under other variable annuity contracts. We do not guarantee the investment performance of the Variable Account, its Subaccounts or the Portfolios. We may use the Variable Account to fund our other annuity contracts. We will account separately for each type of annuity contract funded by the Variable Account.

THE PORTFOLIOS
DIVIDENDS AND CAPITAL GAIN DISTRIBUTIONS. We automatically reinvest all dividends and capital gains distributions from the Portfolios in shares of the distributing Portfolio at their net asset value.

VOTING PRIVILEGES. As a general matter, you do not have a direct right to vote the shares of the Portfolios held by the Variable Subaccounts to which you have allocated your Contract Value. Under current law, however, you are entitled to give us instructions on how to vote those shares on certain matters. Based on our present view of the law, we will vote the shares of the Portfolios that we hold directly or indirectly through the Variable Account in accordance with instructions that we receive from Contract Owners entitled to give such instructions.

As a general rule, before the Payout Start Date, the Contract Owner or anyone with a voting interest is the person entitled to give voting instructions. The number of shares that a person has a right to instruct will be determined by dividing the Contract Value allocated to the applicable Variable Subaccount by the net asset value per share of the corresponding Portfolio as of the record date of the meeting. After the Payout Start Date the person receiving income payments has the voting interest. The payee's number of votes will be determined by dividing the reserve for such Contract allocated to the applicable Variable Subaccount by the net asset value per share of the corresponding Portfolio. The votes decrease as income payments are made and as the reserves for the Contract decrease.

We will vote shares attributable to Contracts for which we have not received instructions, as well as shares attributable to us, in the same proportion as we vote shares for which we have received instructions, unless we determine that we may vote such shares in our own discretion. We will apply voting instructions to abstain on any item to be voted upon on a pro-rata basis to reduce the votes eligible to be cast.

We reserve the right to vote Portfolio shares as we see fit without regard to voting instructions to the extent permitted by law. If we disregard voting instructions, we will include a summary of that action and our reasons for that action in the next semi-annual financial report we send to you.

CHANGES IN PORTFOLIOS. If the shares of any of the Portfolios are no longer available for investment by the Variable Account or if, in our judgment, further investment in such shares is no longer desirable in view of the purposes of the Contract, we may eliminate that Portfolio and substitute shares of another eligible investment fund. Any substitution of securities will comply with the requirements of the Investment Company Act of 1940. We also may add new Variable Subaccounts that invest in additional mutual funds. We will notify you in advance of any change.

CONFLICTS OF INTEREST. Certain of the Portfolios sell their shares to separate accounts underlying both variable life insurance and variable annuity contracts. It is conceivable that in the future it may be unfavorable for variable life insurance separate accounts and variable annuity separate accounts to invest in the same Portfolio. The boards of directors of these Portfolios monitor for possible conflicts among separate accounts buying shares of the Portfolios. Conflicts could develop for a variety of reasons. For example, differences in treatment under tax and other laws or the failure by a separate account to comply with such laws could cause a conflict. To eliminate a conflict, a Portfolio's board of directors may require a separate account to withdraw its participation in a Portfolio. A Portfolio's net asset value could decrease if it had to sell investment securities to pay redemption proceeds to a separate account withdrawing because of a conflict.

THE CONTRACT
DISTRIBUTION.
The Contracts described in this prospectus are sold by registered representatives of broker-dealers who are our licensed insurance agents, either individually or through an incorporated insurance agency. Commissions paid to broker-dealers may vary, but we estimate that the total commissions paid on all Contract sales will not exceed 7.5% of all Purchase Payments (on a present value basis). From time to time, we may offer additional sales incentives of up to 1.5% of Purchase Payments and other cash bonuses to broker-dealers who maintain certain sales volume levels. We do not pay commission on Contract sales to our employees, employees of Surety Life Insurance Company, and Allstate Financial Services L.L.C. or their spouses or minor children, if these individuals reside in the State of Nebraska.

ALFS, Inc. ("ALFS") located at 3100 Sanders Road, Northbrook, IL 60062-7154 serves as distributor of the Contracts. ALFS, an affiliate of Lincoln Benefit, is a wholly owned subsidiary of Allstate Life Insurance Company. ALFS is a registered broker dealer under the Securities and Exchange Act of 1934, as amended, and is a member of the National Association of Securities Dealers, Inc. Lincoln Benefit does not pay ALFS a commission for distribution of the Contracts. The underwriting agreement with ALFS provides that we will reimburse ALFS for expenses incurred in distributing the Contracts, including liability arising out of services we provide on the Contracts.


ADMINISTRATION. We have primary responsibility for all administration of the Contracts and the Variable Account. We provide the following administrative services, among others:

o        issuance of the Contracts;

o        maintenance of Contract Owner records;

o        Contract Owner services;

o        calculation of unit values;

o        maintenance of the Variable Account; and

o        preparation of Contract Owner reports.

We will send you Contract statements and transaction confirmations at least annually. You should notify us promptly in writing of any address change. You should read your statements and confirmations carefully and verify their accuracy. You should contact us promptly if you have a question about a periodic statement. We will investigate all complaints and make any necessary adjustments retroactively, but you must notify us of a potential error within a reasonable time after the date of the questioned statement. If you wait too long, we reserve the right to make the adjustment as of the date that we receive notice of the potential error.

We also will provide you with additional periodic and other reports, information and prospectuses as may be required by federal securities laws.


QUALIFIED PLANS
If you use the Contract within a qualified plan, the plan may impose different or additional conditions or limitations on withdrawals, waivers of withdrawal charges, death benefits, Payout Start Dates, income payments, and other Contract features. In addition, adverse tax consequences may result if qualified plan limits on distributions and other conditions are not met. Please consult your qualified plan administrator for more information.

LEGAL MATTERS

All matters of Nebraska law pertaining to the Contract, including the validity of the Contract and our right to issue the Contract under Nebraska law, have been passed upon by William F. Emmons, Vice President, Assistant General Counsel and Assistant Secretary of Lincoln Benefit. Legal matters relating to the federal securities laws in connection with the Contracts described in this prospectus are being passed upon by the law firm of Jorden Burt LLP, 1025 Thomas Jefferson St. N.W., East Lobby-Suite 400, Washington, D.C. 20007-0805.


TAXES

THE FOLLOWING DISCUSSION IS GENERAL AND IS NOT INTENDED AS TAX ADVICE. LINCOLN BENEFIT MAKES NO GUARANTEE REGARDING THE TAX TREATMENT OF ANY CONTRACT OR TRANSACTION INVOLVING A CONTRACT.

Federal, state, local and other tax consequences of ownership or receipt of distributions under an annuity contract depend on your individual circumstances. If you are concerned about any tax consequences with regard to your individual circumstances, you should consult a competent tax adviser.


TAXATION OF LINCOLN BENEFIT LIFE COMPANY
Lincoln Benefit is taxed as a life insurance company under Part I of Subchapter L of the Internal Revenue Code. Since the Separate Account is not an entity separate from Lincoln Benefit, and its operations form a part of Lincoln Benefit, it will not be taxed separately as a "Regulated Investment Company" under Subchapter M of the Code. Investment income and realized capital gains of the Separate Account are automatically applied to increase reserves under the Contract. Under existing federal income tax law, Lincoln Benefit believes that the Separate Account investment income and capital gains will not be taxed to the extent that such income and gains are applied to increase the reserves under the Contract. Accordingly, Lincoln Benefit does not anticipate that it will incur any federal income tax liability attributable to the Separate Account, and therefore Lincoln Benefit does not intend to make provisions for any such taxes. If Lincoln Benefit is taxed on investment income or capital gains of the Separate Account, then Lincoln Benefit may impose a charge against the Separate Account in order to make provision for such taxes.


TAXATION OF ANNUITIES IN GENERAL
--------------------------------
TAX DEFERRAL.
Generally, you are not taxed on increases in the Contract Value until a distribution occurs. This rule applies only where:

1.   the owner is a natural person,

2. the investments of the Separate Account are "adequately diversified" according to Treasury Department regulations, and

3. Lincoln Benefit is considered the owner of the Separate Account assets for federal income tax purposes.

NON-NATURAL OWNERS.
As a general rule, annuity contracts owned by non-natural persons such as corporations, trusts, or other entities are not treated as annuity contracts for federal income tax purposes. The income on such contracts does not enjoy tax deferral and is taxed as ordinary income received or accrued by the owner during the taxable year.

EXCEPTIONS TO THE NON-NATURAL OWNER RULE
There are several exceptions to the general rule that annuity contracts held by a non-natural owner are not treated as annuity contracts for federal income tax purposes. Contracts will generally be treated as held by a natural person if the nominal owner is a trust or other entity which holds the Contract as agent for a natural person. However, this special exception will not apply in the case of an employer who is the nominal owner of an annuity contract under a non-qualified deferred compensation arrangement for its employees. Other exceptions to the non-natural owner rule are: (1) Contracts acquired by an estate of a decedent by reason of the death of the decedent; (2) certain Qualified Contracts; (3) Contracts purchased by employers upon the termination of certain qualified plans; (4) certain Contracts used in connection with structured settlement agreements, and (5) immediate annuity Contracts, purchased with a single premium, when the annuity starting date is no later than a year from purchase of the annuity and substantially equal periodic payments are made, not less frequently than annually, during the annuity period.

DIVERSIFICATION REQUIREMENTS.
For a Contract to be treated as an annuity for federal income tax purposes, the investments in the Separate Account must be "adequately diversified" consistent with standards under Treasury Department regulations. If the investments in the Separate Account are not adequately diversified, the Contract will not be treated as an annuity contract for federal income tax purposes. As a result, the income on the Contract will be taxed as ordinary income received or accrued by the owner during the taxable year. Although Lincoln Benefit does not have control over the Funds or their investments, we expect the Funds to meet the diversification requirements.

OWNERSHIP TREATMENT.
The IRS has stated that a Contract Owner will be considered the owner of Separate Account assets if he possesses incidents of ownership in those assets, such as the ability to exercise investment control over the assets. At the time the diversification regulations were issued, the Treasury Department announced that the regulations do not provide guidance concerning circumstances in which investor control of the Separate Account investments may cause a Contract Owner to be treated as the owner of the Separate Account. The Treasury Department also stated that future guidance would be issued regarding the extent that Owners could direct sub-account investments without being treated as Owners of the underlying assets of the Separate Account.

Your rights under the Contract are different than those described by the IRS in rulings in which it found that Contract Owners were not Owners of separate account assets. For example, you have the choice to allocate premiums and Contract Values among a broader selection of investment alternatives. Also, you may be able to transfer among investment alternatives more frequently than in such rulings. These differences could result in you being treated as the owner of the Separate Account. If this occurs, income and gain from the Separate Account assets would be includible in your gross income. Lincoln Benefit does not know what standards will be set forth in any regulations or rulings which the Treasury Department may issue. It is possible that future standards announced by the Treasury Department could adversely affect the tax treatment of your Contract. We reserve the right to modify the Contract as necessary to attempt to prevent you from being considered the federal tax owner of the assets of the Separate Account. However, we make no guarantee that such modification to the Contract will be successful.

TAXATION OF PARTIAL AND FULL WITHDRAWALS
If you make a partial withdrawal under a non-Qualified Contract, amounts received are taxable to the extent the Contract Value, without regard to surrender charges, exceeds the investment in the Contract. The investment in the Contract is the gross premium paid for the contract minus any amounts previously received from the Contract if such amounts were properly excluded from your gross income. If you make a full withdrawal under a non-Qualified Contract, the amount received will be taxable only to the extent it exceeds the investment in the Contract.

TAXATION OF ANNUITY PAYMENTS
Generally, the rule for income taxation of annuity payments received from a nonqualified contract provides for the return of your investment in the Contract in equal tax-free amounts over the payment period. The balance of each payment received is taxable. For fixed annuity payments, the amount excluded from income is determined by multiplying the payment by the ratio of the investment in the Contract (adjusted for any refund feature or period certain) to the total expected value of annuity payments for the term of the Contract. If you elect variable annuity payments, the amount excluded from taxable income is determined by dividing the investment in the Contract by the total number of expected payments. The annuity payments will be fully taxable after the total amount of the investment in the Contract is excluded using these ratios. The Federal tax treatment of annuity payments is unclear in some respects. As a result, if the IRS should provide further guidance, it is possible that the amount we calculate and report to the IRS as taxable could be different. If you die, and annuity payments cease before the total amount of the investment in the Contract is recovered, the unrecovered amount will be allowed as a deduction for your last taxable year.

WITHDRAWALS AFTER THE PAYOUT START DATE
Federal tax law is unclear regarding the taxation of any additional withdrawal received after the Payout Start Date. It is possible that a greater or lesser portion of such a payment could be taxable than the amount we determine.

DISTRIBUTION AT DEATH RULES
In order to be considered an annuity contract for federal income tax purposes, the Contract must provide:
         (1) if any Contract Owner dies on or after the Payout Start Date but before the entire interest in the Contract has been distributed, the remaining portion of such interest must be distributed at least as rapidly as under the method of distribution being used as of the date of the Owner's death;
         (2) if any Contract Owner dies prior to the Payout Start Date, the entire interest in the Contract will be distributed within 5 years after the date of the Owner's death. These requirements are satisfied if any portion of the Contract Owner's interest that is payable to (or for the benefit of) a designated Beneficiary is distributed over the life of such Beneficiary (or over a period not extending beyond the life expectancy of the Beneficiary) and the distributions begin within 1 year of the Owner's death. If the Contract Owner's designated Beneficiary is the surviving spouse of the Owner, the Contract may be continued with the surviving spouse as the new Contract Owner.
         (3) if the Contract Owner is a non-natural person, then the Annuitant will be treated as the Contract Owner for purposes of applying the distribution at death rules. In addition, a change in the Annuitant on a Contract owned by a non-natural person will be treated as the death of the Contract Owner.

TAXATION OF ANNUITY DEATH BENEFITS
Death Benefit amounts are included in income as follows:

1. if distributed in a lump sum, the amounts are taxed in the same manner as a full withdrawal, or

2. if distributed under an Income Plan, the amounts are taxed in the same manner as annuity payments.

PENALTY TAX ON PREMATURE DISTRIBUTIONS
A 10% penalty tax applies to the taxable amount of any premature distribution from a non-Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59 1/2. However, no penalty tax is incurred on distributions:

1.   made on or after the date the Contract Owner attains age 59 1/2,

2. made as a result of the Contract Owner's death or becoming totally disabled,

3. made in substantially equal periodic payments over the Contract Owner's life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Contract beneficiary,

4.   made under an immediate annuity, or

5.   attributable to investment in the Contract before August 14, 1982.

You should consult a competent tax advisor to determine how these exceptions may apply to your situation.

SUBSTANTIALLY EQUAL PERIODIC PAYMENTS
With respect to non-Qualified Contracts using substantially equal periodic payments or immediate annuity payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the Contract Owner's attaining age 59 1/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. You should consult a competent tax advisor prior to taking a withdrawal.

TAX FREE EXCHANGES UNDER IRC SECTION 1035
A 1035 exchange is a tax-free exchange of a non-Qualified life insurance contract, endowment contract or annuity contract for a new non-Qualified annuity contract. The Contract Owner(s) must be the same on the old and new contract. Basis from the old contract carries over to the new contract so long as we receive that information from the relinquishing company. If basis information is never received, we will assume that all exchanged funds represent earnings and will allocate no cost basis to them.

TAXATION OF OWNERSHIP CHANGES
If you transfer a non-Qualified Contract without full and adequate consideration to a person other than your spouse (or to a former spouse incident to a divorce), you will be taxed on the difference between the Contract Value and the investment in the Contract at the time of transfer. Except for certain Qualified Contracts, any amount you receive as a loan under a Contract, and any assignment or pledge (or agreement to assign or pledge) of the Contract Value is taxed as a withdrawal of such amount or portion and may also incur the 10% penalty tax. Currently we do not allow assignments.

AGGREGATION OF ANNUITY CONTRACTS
The Code requires that all non-qualified deferred annuity contracts issued by Lincoln Benefit (or its affiliates) to the same Contract Owner during any calendar year be aggregated and treated as one annuity contract for purposes of determining the taxable amount of a distribution.

INCOME TAX WITHHOLDING
Generally, Lincoln Benefit is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold the required 10% of the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory.

Lincoln Benefit is required to withhold federal income tax using the wage withholding rates for all annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.

Election out of withholding is valid only if the customer provides a U.S. residence address and taxpayer identification number.


TAX QUALIFIED CONTRACTS
The income on qualified plan and IRA investments is tax deferred, and the income on variable annuities held by such plans does not receive any additional tax deferral. You should review the annuity features, including all benefits and expenses, prior to purchasing a variable annuity in a qualified plan or IRA. Contracts may be used as investments with certain qualified plans such as:

- - Individual Retirement Annuities or Accounts (IRAs) under Section 408 of the Code;

- - Roth IRAs under Section 408A of the Code;

- - Simplified Employee Pension Plans under Section 408(k) of the Code;

- - Savings Incentive Match Plans for Employees (SIMPLE) Plans under Section 408(p) of the Code;

- - Tax Sheltered Annuities under Section 403(b) of the Code;

- - Corporate and Self Employed Pension and Profit Sharing Plans under Sections 401 and 403; and

- - State and Local Government and Tax-Exempt Organization Deferred Compensation Plans under Section 457.

The Contract may be used with several types of qualified plans. Lincoln Benefit reserves the right to limit the availability of the Contract for use with any of the Qualified Plans listed above or to modify the Contract to conform with tax requirements. The tax rules applicable to participants in such qualified plans vary according to the type of plan and the terms and conditions of the plan itself. Adverse tax consequences may result from certain transactions such as excess contributions, premature distributions, and distributions that do not conform to specified commencement and minimum distribution rules.

In the case of certain qualified plans, the terms of the plans may govern the right to benefits, regardless of the terms of the Contract.

TAXATION OF WITHDRAWALS FROM A QUALIFIED CONTRACT
If you make a partial withdrawal under a Qualified Contract other than a Roth IRA, the portion of the payment that bears the same ratio to the total payment that the investment in the Contract (i.e., nondeductible IRA contributions, after tax contributions to qualified plans) bears to the Contract Value, is excluded from your income. We do not keep track of nondeductible contributions, and all tax reporting of distributions from qualified contracts other than Roth IRAs will indicate that the distribution is fully taxable.

"Qualified distributions" from Roth IRAs are not included in gross income. "Qualified distributions" are any distributions made more than five taxable years after the taxable year of the first contribution to any Roth IRA and which are:

- - made on or after the date the Contract Owner attains age 59 1/2,

- - made to a beneficiary after the Contract Owner's death,

- - attributable to the Contract Owner being disabled, or

- - made for a first time home purchase (first time home purchases are subject to a lifetime limit of $10,000).

"Nonqualified distributions" from Roth IRAs are treated as made from contributions first and are included in gross income only to the extent that distributions exceed contributions. All tax reporting of distributions from Roth IRAs will indicate that the taxable amount is not determined.

REQUIRED MINIMUM DISTRIBUTIONS
Generally, qualified plans require minimum distributions upon reaching age 70 1/2. Failure to withdraw the required minimum distribution will result in a 50% tax penalty on the shortfall not withdrawn from the contract. NOT ALL INCOME PLANS OFFERED UNDER THIS ANNUITY CONTRACT SATISFY THE REQUIREMENTS FOR MINIMUM DISTRIBUTIONS. BECAUSE THESE DISTRIBUTIONS ARE REQUIRED

UNDER THE CODE AND THE
METHOD OF CALCULATION IS COMPLEX, PLEASE SEE A COMPETENT TAX ADVISOR.

THE DEATH BENEFIT AND QUALIFIED CONTRACTS
Pursuant to the Code and IRS regulations, an IRA may not invest in life insurance contracts. However, an IRA (e.g., traditional IRA, Roth IRA, SEP IRA and SIMPLE IRA) may provide a death benefit that equals the greater of the purchase payments or the Contract Value. The Contract offers a death benefit that in certain circumstances may exceed the greater of the purchase payments or the Contract Value. It is possible that the Death Benefit could be viewed as violating the prohibition on investment in life insurance contracts, with the result that the Contract would not satisfy the requirements of an IRA. We believe that these regulations do not prohibit all forms of optional death benefits.

It is also possible that the certain death benefits that offer enhanced earnings could be characterized as an incidental death benefit. If the death benefit were so characterized, this could result in current taxable income to a Contract Owner. In addition, there are limitations on the amount of incidental death benefits that may be provided under qualified plans, such as in connection with a 403(b) plan.

PENALTY TAX ON PREMATURE DISTRIBUTIONS FROM QUALIFIED CONTRACTS
A 10% penalty tax applies to the taxable amount of any premature distribution from a Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59 1/2. However, no penalty tax is incurred on distributions:

1.   made on or after the date the Contract Owner attains age 59 1/2,

2.   made as a result of the Contract Owner's death or total disability,

3. made in substantially equal periodic payments over the Contract Owner's life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Contract beneficiary,

4.   made pursuant to an IRS levy,

5.   made for certain medical expenses,

6. made to pay for health insurance premiums while unemployed (only applies for IRAs),

7.   made for qualified higher education expenses (only applies for IRAs), and

8. made for a first time home purchase (up to a $10,000 lifetime limit and only applies for IRAs).

During the first 2 years of the individual's participation in a SIMPLE IRA, distributions that are otherwise subject to the premature distribution penalty, will be subject to a 25% penalty tax. You should consult a competent tax advisor to determine how these exceptions may apply to your situation.

SUBSTANTIALLY EQUAL PERIODIC PAYMENTS ON QUALIFIED CONTRACTS
With respect to Qualified Contracts using substantially equal periodic payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the taxpayer's attaining age 59 1/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. You should consult a competent tax advisor prior to taking a withdrawal.

INCOME TAX WITHHOLDING ON QUALIFIED CONTRACTS
Generally, Lincoln Benefit is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions that are not considered "eligible rollover distributions." The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold the required 10% from the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory. Lincoln Benefit is required to withhold federal income tax at a rate of 20% on all "eligible rollover distributions" unless you elect to make a "direct rollover" of such amounts to an IRA or eligible retirement plan. Eligible rollover distributions generally include all distributions from Qualified Contracts, excluding IRAs, with the exception of:

1.   required minimum distributions, or

2. a series of substantially equal periodic payments made over a period of at least 10 years, or,

3. a series of substantially equal periodic payments made over the life (joint lives) of the participant (and beneficiary), or,

4.   hardship distributions.

For all annuitized distributions that are not subject to the 20% withholding requirement, Lincoln Benefit is required to withhold federal income tax using the wage withholding rates from all annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.

Election out of withholding is valid only if the customer provides a U.S. residence address and taxpayer identification number.

INDIVIDUAL RETIREMENT ANNUITIES
Section 408 of the Code permits eligible individuals to contribute to an individual retirement program known as an Individual Retirement Annuity (IRA). Individual Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions may commence. Certain distributions from other types of qualified plans may be "rolled over" on a tax-deferred basis into an Individual Retirement Annuity.

ROTH INDIVIDUAL RETIREMENT ANNUITIES
Section 408A of the Code permits eligible individuals to make nondeductible contributions to an individual retirement program known as a Roth Individual Retirement Annuity. Roth Individual Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions may commence. Subject to certain limitations, a traditional Individual Retirement Account or Annuity may be converted or "rolled over" to a Roth Individual Retirement Annuity. The income portion of a conversion or rollover distribution is taxable currently, but is exempted from the 10% penalty tax on premature distributions.

SIMPLIFIED EMPLOYEE PENSION PLANS
Section 408(k) of the Code allows eligible employers to establish simplified employee pension plans for their employees using individual retirement annuities. Under these plans the employer may, within specified limits, make deductible contributions on behalf of the employees to the individual retirement annuities. Employers intending to use the Contract in connection with such plans should seek competent tax advice.

SAVINGS INCENTIVE MATCH PLANS FOR EMPLOYEES (SIMPLE PLANS)
Sections 408(p) and 401(k) of the Code allow eligible employers with 100 or fewer employees to establish SIMPLE retirement plans for their employees. SIMPLE plans may be structured as a SIMPLE retirement account using an IRA or as a
Section 401(k) qualified cash or deferred arrangement. In general, a SIMPLE plan consists of a salary deferral program for eligible employees and matching or nonelective contributions made by employers. Employers intending to use the Contract in conjunction with SIMPLE plans should seek competent tax and legal advice.

TO DETERMINE IF YOU ARE ELIGIBLE TO CONTRIBUTE TO ANY OF THE ABOVE LISTED IRAs (TRADITIONAL, ROTH, SEP, OR SIMPLE), PLEASE REFER TO IRS PUBLICATION 590 AND YOUR COMPETENT TAX ADVISOR.

TAX SHELTERED ANNUITIES
Section 403(b) of the Tax Code provides tax-deferred retirement savings plans for employees of certain non-profit and educational organizations. Under Section 403(b), any contract used for a 403(b) plan must provide that distributions attributable to salary reduction contributions made after 12/31/88, and all earnings on salary reduction contributions, may be made only on or after the date the employee:

- - attains age 59 1/2,

- - separates from service,

- - dies,

- - becomes disabled, or

- - incurs a hardship (earnings on salary reduction contributions may not be distributed on account of hardship).

These limitations do not apply to withdrawals where Lincoln Benefit is directed to transfer some or all of the contract value to another 403(b) plan.


CORPORATE AND SELF-EMPLOYED PENSION AND PROFIT SHARING PLANS
Sections 401(a) and 403(a) of the Code permit corporate employers to establish various types of tax favored retirement plans for employees. Self-employed individuals may establish tax favored retirement plans for themselves and their employees. Such retirement plans (commonly referred to as "H.R.10" or "Keogh") may permit the purchase of annuity contracts.

STATE AND LOCAL  GOVERNMENT AND TAX-EXEMPT  ORGANIZATION  DEFERRED  COMPENSATION
PLANS

Section 457 of the Code permits employees of state and local governments and tax-exempt organizations to defer a portion of their compensation without paying current taxes. The employees must be participants in an eligible deferred compensation plan. In eligible governmental plans, all assets and income must be held in a trust/custodial account/annuity contract for the exclusive benefit of the participants and their beneficiaries. To the extent the Contracts are used in connection with a non-governmental eligible plan, employees are considered general creditors of the employer and the employer as owner of the Contract has the sole right to the proceeds of the Contract. Under eligible 457 plans, contributions made for the benefit of the employees will not be includible in the employees' gross income until distributed from the plan.

ANNUAL REPORTS AND OTHER DOCUMENTS

Lincoln Benefit's annual report on Form 10-K for the year ended December 31, 2000, and quarterly report on Form 10-Q for the period ended March 31, 2001 are incorporated herein by reference, which means that they are legally a part of this prospectus.

After the date of this prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the SEC under the Exchange Act of 1934 are also incorporated herein by reference, which means that they also legally become a part of this prospectus.

Statements in this prospectus, or in documents that we file later with the SEC and that legally become a part of this prospectus, may change or supersede statements in other documents that are legally part of this prospectus.

We file our Exchange Act documents and reports, including our annual and quarterly reports on Form 10-K electronically on the SEC's "EDGAR" system using the identifying number CIK No. 0000910739. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. the address of the site is http://www.sec.gov. You also can view these materials at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. For more information on the operations of SEC's Public Reference Room, call 1-800-SEC-0330.

         If you have received a copy of this prospectus, and would like a free copy of any document incorporated herein by reference (other than exhibits not specifically incorporated by reference into the text of such documents), please write or call us at Lincoln Benefit Life Company, 2940 South 84th Street, Lincoln, Nebraska, 68516 or 800-865-5237.

EXPERTS

The financial statements of Lincoln Benefit as of December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2001 and the related financial statement schedule incorporated herein by reference from the Annual Report on Form 10-K of Lincoln Benefit and from the Statement of Additional Information have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements of the Variable Account as of December 31, 2001 and for each of the periods in the two years then ended incorporated herein by reference from the Statement of Additional Information have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. The principal business address of Deloitte & Touche LLP is, Two Prudential Plaza, 180 N. Stetson Avenue, Chicago, Illinois 60601.

PERFORMANCE INFORMATION

We may advertise the performance of the Variable Subaccounts, including yield and total return information. Total return represents the change, over a specified period of time, in the value of an investment in a Variable Subaccount after reinvesting all income distributions. Yield refers to the income generated by an investment in a Variable Subaccount over a specified period.

All performance advertisements will include, as applicable, standardized yield and total return figures that reflect the deduction of insurance charges, the contract maintenance charge, and withdrawal charge. Performance advertisements also may include total return figures that reflect the deduction of insurance charges, but not the contract maintenance or withdrawal charges. The deduction of such charges would reduce the performance shown. In addition, performance advertisements may include aggregate average, year-by-year, or other types of total return figures.

Performance information for periods prior to the inception date of the Variable Subaccounts will be based on the historical performance of the corresponding Portfolios for the periods beginning with the inception dates of the Portfolios and adjusted to reflect current Contract expenses. You should not interpret these figures to reflect actual historical performance of the Variable Account.

We may include in advertising and sales materials tax deferred compounding charts and other hypothetical illustrations that compare currently taxable and tax deferred investment programs based on selected tax brackets. Our advertisements also may compare the performance of our Variable Subaccounts with: (a) certain unmanaged market indices, including but not limited to the Dow Jones Industrial Average, the Standard & Poor's 500, and the Shearson Lehman Bond Index; and/or (b) other management investment companies with investment objectives similar to the underlying funds being compared. In addition, our advertisements may include the performance ranking assigned by various publications, including the Wall Street Journal, Forbes, Fortune, Money, Barron's, Business Week, USA Today, and statistical services, including Lipper Analytical Services Mutual Fund Survey, Lipper Annuity and Closed End Survey, the Variable Annuity Research Data Survey, and SEI.

                                   Appendix A
                            Accumulation Unit Values


The Accumulation Unit Value is a unit of measure used to calculate the value of a Contract Owner's interest in a Subaccount for any Valuation Period. We maintain different Accumulation Unit Values for Base Contracts with different combinations of optional riders because the charges are different. An Accumulation Unit Value does not reflect deduction of certain charges under the Contract that are deducted from your Contract Value, such as the Contract Administration Charge, and Administrative Expense Charge. The beginning value for 2001 reflects the Accumulation Unit Value as of August 10, 2001, the effective date of the Registration Statement for this Contract. A brief explanation of how performance of the Subaccounts is calculated may be found in the Statement of Additional Information.

                                                                                                       Number of
                                                                                                        Units
                                                                         Accumulation   Accumulation   Outstanding
                                                                          Unit Value    Unit Value   at End of Year
Fund                                                                       Beginning       Ending                   Year

AIM Dent Demographic Trends Fund                                               10           9.77          6,717      2001
Fidelity Equity-Income Portfolio - Service Class 2                             10           9.63          7,233      2001
Fidelity Investment Grade Bond Portfolio - Service Class 2                     10          10.15         10,192      2001
Fidelity Overseas Portfolio - Service Class 2                                  10           9.35            110      2001
Janus Global Value Portfolio: Service Shares                                   10          10.69            391      2001
Janus Worldwide Growth Portfolio: Service Shares                               10           9.63          3,165      2001
Lazard Emerging Markets Portfolio                                              10           9.92              0      2001
LSA Aggressive Growth Fund                                                     10           9.41            649      2001
LSA Balanced Fund                                                              10           9.64         18,088      2001
LSA Basic Value Fund                                                           10           9.60         13,440      2001
LSA Blue Chip Fund                                                             10           9.76          3,387      2001
LSA Capital Appreciation Fund                                                  10          10.03          2,459      2001
LSA Disciplined Equity Fund                                                    10           9.59          1,065      2001
LSA Diversified Mid Cap Fund                                                   10          10.00          9,409      2001
LSA Emerging Growth Equity Fund                                                10          10.06            352      2001
LSA Focused Equity Fund                                                        10           9.97          1,703      2001
LSA Growth Equity Fund                                                         10           9.68            856      2001
LSA Mid Cap Value Fund                                                         10          10.66          7,420      2001
LSA Value Equity Fund                                                          10           9.62          2,032      2001
MFS New Discovery Series - Service Class                                       10          10.35          1,040      2001
MFS Utilities Series - Service Class                                           10           8.96         12,557      2001
OCC Science and Technology Portfolio                                           10           9.59            906      2001
OCC Small Cap Portfolio                                                        10          10.09            536      2001
Oppenheimer International Growth-Service Class                                 10           9.11          1,054      2001
Oppenheimer Main Street Small Cap Fund/V -Service Class                        10          10.30          2,185      2001
PIMCO  Foreign Bond Portfolio                                                  10          10.12            575      2001
PIMCO  Money Market Portfolio                                                  10          10.04         23,597      2001
PIMCO  Total Return Bond Portfolio                                             10          10.15         22,113      2001
Putnam High Yield Fund - Class IB                                              10           9.89          4,328      2001
Putnam International Growth and Income Fund - Class IB                         10           9.44            935      2001
Rydex OTC Fund                                                                 10           9.80            577      2001
Salomon Brothers Variable Capital Fund                                         10           9.68          1,864      2001
UIF High Yield Portfolio                                                       10           9.49          7,458      2001
Van Kampen Growth & Income Portfolio, Class II                                 10           9.64          8,115      2001

Basic Policy with Enhanced Earnings Death Benefit Rider (0-55)

                                                                                                           Number of
                                                                                                             Units
                                                                              Accumulation    Accumulation Outstanding
                                                                               Unit Value      Unit Value  at End of Year    Year
Fund                                                                            Beginning        Ending

AIM Dent Demographic Trends Fund                                                  10            9.77              0        2001
Fidelity Equity-Income Portfolio - Service Class 2                                10            9.63            344        2001
Fidelity Investment Grade Bond Portfolio - Service Class 2                        10           10.14            423        2001
Fidelity Overseas Portfolio - Service Class 2                                     10            9.35              0        2001
Janus Global Value Portfolio: Service Shares                                      10           10.68              0        2001
Janus Worldwide Growth Portfolio: Service Shares                                  10            9.63            447        2001
Lazard Emerging Markets Portfolio                                                 10            9.91              0        2001
LSA Aggressive Growth Fund                                                        10            9.40              0        2001
LSA Balanced Fund                                                                 10            9.63              0        2001
LSA Basic Value Fund                                                              10            9.60            278        2001
LSA Blue Chip Fund                                                                10            9.75              0        2001
LSA Capital Appreciation Fund                                                     10           10.02              0        2001
LSA Disciplined Equity Fund                                                       10            9.59              0        2001
LSA Diversified Mid Cap Fund                                                      10            9.99            812        2001
LSA Emerging Growth Equity Fund                                                   10           10.06            187        2001
LSA Focused Equity Fund                                                           10            9.96              0        2001
LSA Growth Equity Fund                                                            10            9.68              0        2001
LSA Mid Cap Value Fund                                                            10           10.66            116        2001
LSA Value Equity Fund                                                             10            9.62            193        2001
MFS New Discovery Series - Service Class                                          10           10.34            254        2001
MFS Utilities Series - Service Class                                              10            8.95              0        2001
UIF High Yield Portfolio                                                          10            9.49              0        2001
OCC Science and Technology Portfolio                                              10            9.58              0        2001
OCC Small Cap Portfolio                                                           10           10.09             55        2001
Oppenheimer International Growth-Service Class                                    10            9.10            144        2001
Oppenheimer Main Street Small Cap Fund/V -Service Class                           10           10.30              0        2001
PIMCO  Foreign Bond Portfolio                                                     10           10.12              0        2001
PIMCO  Money Market Portfolio                                                     10           10.04            212        2001
PIMCO  Total Return Bond Portfolio                                                10           10.14            528        2001
Putnam High Yield Fund - Class IB                                                 10            9.88              0        2001
Putnam International Growth and Income Fund - Class IB                            10            9.44              0        2001
Rydex OTC Fund                                                                    10            9.80              0        2001
Salomon Brothers Variable Capital Fund                                            10            9.68            896        2001
Van Kampen Growth & Income Portfolio, Class II                                    10            9.63            273        2001


Basic Policy with Enhanced Earnings Death Benefit Rider (56-65)

                                                                                                         Number of
                                                                        Accumulation    Accumulation        Units
                                                                         Unit Value      Unit Value    Outstanding at
Fund                                                                      Beginning        Ending        End of Year   Year

AIM Dent Demographic Trends Fund                                              10            9.76               0       2001
Fidelity Equity-Income Portfolio - Service Class 2                            10            9.62               0       2001
Fidelity Investment Grade Bond Portfolio - Service Class 2                    10           10.14               0       2001
Fidelity Overseas Portfolio - Service Class 2                                 10            9.34               0       2001
Janus Global Value Portfolio: Service Shares                                  10           10.68               0       2001
Janus Worldwide Growth Portfolio: Service Shares                              10            9.62               0       2001
Lazard Emerging Markets Portfolio                                             10            9.91               0       2001
LSA Aggressive Growth Fund                                                    10            9.40               0       2001
LSA Balanced Fund                                                             10            9.63               0       2001
LSA Basic Value Fund                                                          10            9.59               0       2001
LSA Blue Chip Fund                                                            10            9.75               0       2001
LSA Capital Appreciation Fund                                                 10           10.02               0       2001
LSA Disciplined Equity Fund                                                   10            9.58               0       2001
LSA Diversified Mid Cap Fund                                                  10            9.99               0       2001
LSA Emerging Growth Equity Fund                                               10           10.05               0       2001
LSA Focused Equity Fund                                                       10            9.96               0       2001
LSA Growth Equity Fund                                                        10            9.68               0       2001
LSA Mid Cap Value Fund                                                        10           10.65               0       2001
LSA Value Equity Fund                                                         10            9.61               0       2001
MFS New Discovery Series - Service Class                                      10           10.34               0       2001
MFS Utilities Series - Service Class                                          10            8.95               0       2001
UIF High Yield Portfolio                                                      10            9.48               0       2001
OCC Science and Technology Portfolio                                          10            9.58               0       2001
OCC Small Cap Portfolio                                                       10           10.08               0       2001
Oppenheimer International Growth-Service Class                                10            9.10               0       2001
Oppenheimer Main Street Small Cap Fund/V -Service Class                       10           10.29               0       2001
PIMCO  Foreign Bond Portfolio                                                 10           10.11               0       2001
PIMCO  Money Market Portfolio                                                 10           10.03             806       2001
PIMCO  Total Return Bond Portfolio                                            10           10.14               0       2001
Putnam High Yield Fund - Class IB                                             10            9.88               0       2001
Putnam International Growth and Income Fund - Class IB                        10            9.44               0       2001
Rydex OTC Fund                                                                10            9.79               0       2001
Salomon Brothers Variable Capital Fund                                        10            9.67               0       2001
Van Kampen Growth & Income Portfolio, Class II                                10            9.63               0       2001

Basic Policy with Enhanced Earnings Death Benefit Rider (66-75)

                                                                                                          Number of
                                                                            Accumulation    Accumulation     Units
                                                                             Unit Value      Unit Value    Outstanding at
Fund                                                                         Beginning         Ending        End of Year  Year

AIM Dent Demographic Trends Fund                                                10            9.76             595        2001
Fidelity Equity-Income Portfolio - Service Class 2                              10            9.62           2,083        2001
Fidelity Investment Grade Bond Portfolio - Service Class 2                      10           10.13           2,916        2001
Fidelity Overseas Portfolio - Service Class 2                                   10            9.34               0        2001
Janus Global Value Portfolio: Service Shares                                    10           10.68               0        2001
Janus Worldwide Growth Portfolio: Service Shares                                10            9.62               0        2001
Lazard Emerging Markets Portfolio                                               10            9.91               0        2001
LSA Aggressive Growth Fund                                                      10            9.39               0        2001
LSA Balanced Fund                                                               10            9.62           1,750        2001
LSA Basic Value Fund                                                            10            9.59           1,216        2001
LSA Blue Chip Fund                                                              10            9.74               0        2001
LSA Capital Appreciation Fund                                                   10           10.02               0        2001
LSA Disciplined Equity Fund                                                     10            9.59           2,904        2001
LSA Diversified Mid Cap Fund                                                    10            9.98             883        2001
LSA Emerging Growth Equity Fund                                                 10           10.05               0        2001
LSA Focused Equity Fund                                                         10            9.95             828        2001
LSA Growth Equity Fund                                                          10            9.67           1,072        2001
LSA Mid Cap Value Fund                                                          10           10.65               0        2001
LSA Value Equity Fund                                                           10            9.61               0        2001
MFS New Discovery Series - Service Class                                        10           10.34             612        2001
MFS Utilities Series - Service Class                                            10            8.95               0        2001
UIF High Yield Portfolio                                                        10            9.48               0        2001
OCC Science and Technology Portfolio                                            10            9.57             516        2001
OCC Small Cap Portfolio                                                         10           10.08               0        2001
Oppenheimer International Growth-Service Class                                  10            9.09               0        2001
Oppenheimer Main Street Small Cap Fund/V -Service Class                         10           10.29             767        2001
PIMCO  Foreign Bond Portfolio                                                   10           10.11               0        2001
PIMCO  Money Market Portfolio                                                   10           10.03           1,303        2001
PIMCO  Total Return Bond Portfolio                                              10           10.13             881        2001
Putnam High Yield Fund - Class IB                                               10            9.87           1,380        2001
Putnam International Growth and Income Fund - Class IB                          10            9.43               0        2001
Rydex OTC Fund                                                                  10            9.79               0        2001
Salomon Brothers Variable Capital Fund                                          10            9.67             662        2001
Van Kampen Growth & Income Portfolio, Class II                                  10            9.63             613        2001

Basic Policy with Enhanced Death Benefit Rider

                                                                                                      Number of
                                                                   Accumulation     Accumulation        Units
                                                                    Unit Value       Unit Value    Outstanding at
Fund                                                                Beginning          Ending        End of Year      Year

AIM Dent Demographic Trends Fund                                               10             9.76           2,435        2001
Fidelity Equity-Income Portfolio - Service Class 2                             10             9.62           3,052        2001
Fidelity Investment Grade Bond Portfolio - Service Class 2                     10            10.14           3,664        2001
Fidelity Overseas Portfolio - Service Class 2                                  10             9.34             175        2001
Janus Global Value Portfolio: Service Shares                                   10            10.68             186        2001
Janus Worldwide Growth Portfolio: Service Shares                               10             9.62           9,171        2001
Lazard Emerging Markets Portfolio                                              10             9.91             180        2001
LSA Aggressive Growth Fund                                                     10             9.40           1,565        2001
LSA Balanced Fund                                                              10             9.63           3,147        2001
LSA Basic Value Fund                                                           10             9.59          25,537        2001
LSA Blue Chip Fund                                                             10             9.75           3,993        2001
LSA Capital Appreciation Fund                                                  10            10.02           5,545        2001
LSA Disciplined Equity Fund                                                    10             9.58           5,588        2001
LSA Diversified Mid Cap Fund                                                   10             9.99          12,114        2001
LSA Emerging Growth Equity Fund                                                10            10.05             636        2001
LSA Focused Equity Fund                                                        10             9.96           2,314        2001
LSA Growth Equity Fund                                                         10             9.68               0        2001
LSA Mid Cap Value Fund                                                         10            10.65           2,268        2001
LSA Value Equity Fund                                                          10             9.61           1,629        2001
MFS New Discovery Series - Service Class                                       10            10.34          17,153        2001
MFS Utilities Series - Service Class                                           10             8.95          17,622        2001
UIF High Yield Portfolio                                                       10             9.48           1,847        2001
OCC Science and Technology Portfolio                                           10             9.58           1,470        2001
OCC Small Cap Portfolio                                                        10            10.08           1,185        2001
Oppenheimer International Growth-Service Class                                 10             9.10           1,052        2001
Oppenheimer Main Street Small Cap Fund/V -Service Class                        10            10.29           3,041        2001
PIMCO  Foreign Bond Portfolio                                                  10            10.11           2,641        2001
PIMCO  Money Market Portfolio                                                  10            10.03           7,931        2001
PIMCO  Total Return Bond Portfolio                                             10            10.14           6,987        2001
Putnam High Yield Fund - Class IB                                              10             9.88           4,837        2001
Putnam International Growth and Income Fund - Class IB                         10             9.44           1,603        2001
Rydex OTC Fund                                                                 10             9.79           1,826        2001
Salomon Brothers Variable Capital Fund                                         10             9.67             851        2001
Van Kampen Growth & Income Portfolio, Class II                                 10             9.63           7,538        2001

Basic Policy with Enhanced Death Benefit Rider and Enhanced Earnings Death Benefit Rider (0-55)

                                                                                                   Number of Units
                                                                   Accumulation    Accumulation    Outstanding at
                                                                    Unit Value      Unit Value       End of Year
Fund                                                                Beginning         Ending                          Year

AIM Dent Demographic Trends Fund                                               10            9.76                 0      2001
Fidelity Equity-Income Portfolio - Service Class 2                             10            9.62                 0      2001
Fidelity Investment Grade Bond Portfolio - Service Class 2                     10           10.13                 0      2001
Fidelity Overseas Portfolio - Service Class 2                                  10            9.34                 0      2001
Janus Global Value Portfolio: Service Shares                                   10           10.67                 0      2001
Janus Worldwide Growth Portfolio: Service Shares                               10            6.92                 0      2001
Lazard Emerging Markets Portfolio                                              10            9.91                 5      2001
LSA Aggressive Growth Fund                                                     10            9.40                 0      2001
LSA Balanced Fund                                                              10            9.62                 0      2001
LSA Basic Value Fund                                                           10            9.59                 0      2001
LSA Blue Chip Fund                                                             10            9.74                 0      2001
LSA Capital Appreciation Fund                                                  10           10.02                 0      2001
LSA Disciplined Equity Fund                                                    10            9.58                 0      2001
LSA Diversified Mid Cap Fund                                                   10            9.98                16      2001
LSA Emerging Growth Equity Fund                                                10           10.05                 0      2001
LSA Focused Equity Fund                                                        10            9.95                 0      2001
LSA Growth Equity Fund                                                         10            9.67                19      2001
LSA Mid Cap Value Fund                                                         10           10.65                 0      2001
LSA Value Equity Fund                                                          10            9.61                28      2001
MFS New Discovery Series - Service Class                                       10           10.33                 0      2001
MFS Utilities Series - Service Class                                           10            8.94                 0      2001
UIF High Yield Portfolio                                                       10            9.48                 5      2001
OCC Science and Technology Portfolio                                           10            9.57                 0      2001
OCC Small Cap Portfolio                                                        10           10.08                 0      2001
Oppenheimer International Growth-Service Class                                 10            9.09                21      2001
Oppenheimer Main Street Small Cap Fund/V -Service Class                        10           10.29                 9      2001
PIMCO  Foreign Bond Portfolio                                                  10           10.11                14      2001
PIMCO  Money Market Portfolio                                                  10           10.03                12      2001
PIMCO  Total Return Bond Portfolio                                             10           10.13                31      2001
Putnam High Yield Fund - Class IB                                              10            9.87                 0      2001
Putnam International Growth and Income Fund - Class IB                         10            9.43                 0      2001
Rydex OTC Fund                                                                 10            9.79                 0      2001
Salomon Brothers Variable Capital Fund                                         10            9.67                 0      2001
Van Kampen Growth & Income Portfolio, Class II                                 10            9.62                 0      2001

Basic Policy with Enhanced Death Benefit Rider and Enhanced Earnings Death Benefit Rider (56-65)

                                                                                                       Number of
                                                                    Accumulation     Accumulation        Units
                                                                    Unit Value(1)     Unit Value    Outstanding at
Fund                                                                  Beginning         Ending        End of Year      Year

AIM Dent Demographic Trends Fund                                                10             9.76               0       2001
Fidelity Equity-Income Portfolio - Service Class 2                              10             9.62               0       2001
Fidelity Investment Grade Bond Portfolio - Service Class 2                      10            10.13               0       2001
Fidelity Overseas Portfolio - Service Class 2                                   10             9.34               0       2001
Janus Global Value Portfolio: Service Shares                                    10            10.67               0       2001
Janus Worldwide Growth Portfolio: Service Shares                                10             9.62               0       2001
Lazard Emerging Markets Portfolio                                               10             9.90               0       2001
LSA Aggressive Growth Fund                                                      10             9.39               0       2001
LSA Balanced Fund                                                               10             9.62               0       2001
LSA Basic Value Fund                                                            10             9.58               0       2001
LSA Blue Chip Fund                                                              10             9.74               0       2001
LSA Capital Appreciation Fund                                                   10            10.01               0       2001
LSA Disciplined Equity Fund                                                     10             9.57               0       2001
LSA Diversified Mid Cap Fund                                                    10             9.98               0       2001
LSA Emerging Growth Equity Fund                                                 10            10.04               0       2001
LSA Focused Equity Fund                                                         10             9.95               0       2001
LSA Growth Equity Fund                                                          10             9.67               0       2001
LSA Mid Cap Value Fund                                                          10            10.64               0       2001
LSA Value Equity Fund                                                           10             9.61               0       2001
MFS New Discovery Series - Service Class                                        10            10.33               0       2001
MFS Utilities Series - Service Class                                            10             8.94               0       2001
UIF High Yield Portfolio                                                        10             9.47               0       2001
OCC Science and Technology Portfolio                                            10             9.57               0       2001
OCC Small Cap Portfolio                                                         10            10.07               0       2001
Oppenheimer International Growth-Service Class                                  10             9.09               0       2001
Oppenheimer Main Street Small Cap Fund/V -Service Class                         10            10.28               0       2001
PIMCO  Foreign Bond Portfolio                                                   10            10.10               0       2001
PIMCO  Money Market Portfolio                                                   10            10.02               0       2001
PIMCO  Total Return Bond Portfolio                                              10            10.13               0       2001
Putnam High Yield Fund - Class IB                                               10             9.87               0       2001
Putnam International Growth and Income Fund - Class IB                          10             9.43               0       2001
Rydex OTC Fund                                                                  10             9.78               0       2001
Salomon Brothers Variable Capital Fund                                          10             9.67               0       2001
Van Kampen Growth & Income Portfolio, Class II                                  10             9.62               0       2001

Basic Policy with Enhanced Death Benefit Rider and Enhanced Earnings Death Benefit Rider (66-75)

                                                                                                      Number of
                                                                   Accumulation     Accumulation        Units
                                                                    Unit Value       Unit Value    Outstanding at
Fund                                                                 Beginning         Ending        End of Year      Year

AIM Dent Demographic Trends Fund                                               10             9.75               0        2001
Fidelity Equity-Income Portfolio - Service Class 2                             10             9.61               0        2001
Fidelity Investment Grade Bond Portfolio - Service Class 2                     10            10.12               0        2001
Fidelity Overseas Portfolio - Service Class 2                                  10             9.33               0        2001
Janus Global Value Portfolio: Service Shares                                   10            10.67               0        2001
Janus Worldwide Growth Portfolio: Service Shares                               10             9.61               0        2001
Lazard Emerging Markets Portfolio                                              10             9.90               0        2001
LSA Aggressive Growth Fund                                                     10             9.39               0        2001
LSA Balanced Fund                                                              10             9.62               0        2001
LSA Basic Value Fund                                                           10             9.58               0        2001
LSA Blue Chip Fund                                                             10             9.73               0        2001
LSA Capital Appreciation Fund                                                  10            10.01               0        2001
LSA Disciplined Equity Fund                                                    10             9.57               0        2001
LSA Diversified Mid Cap Fund                                                   10             9.97               0        2001
LSA Emerging Growth Equity Fund                                                10            10.04               0        2001
LSA Focused Equity Fund                                                        10             9.94               0        2001
LSA Growth Equity Fund                                                         10             9.66               0        2001
LSA Mid Cap Value Fund                                                         10            10.64               0        2001
LSA Value Equity Fund                                                          10             9.60               0        2001
MFS New Discovery Series - Service Class                                       10            10.33               0        2001
MFS Utilities Series - Service Class                                           10             8.94               0        2001
UIF High Yield Portfolio                                                       10             9.47               0        2001
OCC Science and Technology Portfolio                                           10             9.56               0        2001
OCC Small Cap Portfolio                                                        10            10.07               0        2001
Oppenheimer International Growth-Service Class                                 10             9.09               0        2001
Oppenheimer Main Street Small Cap Fund/V -Service Class                        10            10.28               0        2001
PIMCO  Foreign Bond Portfolio                                                  10            10.10               0        2001
PIMCO  Money Market Portfolio                                                  10            10.02               0        2001
PIMCO  Total Return Bond Portfolio                                             10            10.12               0        2001
Putnam High Yield Fund - Class IB                                              10             9.87               0        2001
Putnam International Growth and Income Fund - Class IB                         10             9.42               0        2001
Rydex OTC Fund                                                                 10             9.78               0        2001
Salomon Brothers Variable Capital Fund                                         10             9.66               0        2001
Van Kampen Growth & Income Portfolio, Class II                                 10             9.62               0        2001

Basic Policy with Income Benefit Rider

                                                                                                Number of Units
                                                                 Accumulation    Accumulation    Outstanding at
                                                                  Unit Value      Unit Value      End of Year
Fund                                                              Beginning         Ending                           Year

AIM Dent Demographic Trends Fund                                            10             9.77                0         2001
Fidelity Equity-Income Portfolio - Service Class 2                          10             9.63              193         2001
Fidelity Investment Grade Bond Portfolio - Service Class 2                  10            10.14           14,650         2001
Fidelity Overseas Portfolio - Service Class 2                               10             9.35                0         2001
Janus Global Value Portfolio: Service Shares                                10            10.68              159         2001
Janus Worldwide Growth Portfolio: Service Shares                            10             9.63           21,811         2001
Lazard Emerging Markets Portfolio                                           10             9.91                0         2001
LSA Aggressive Growth Fund                                                  10             9.40           17,786         2001
LSA Balanced Fund                                                           10             9.63              380         2001
LSA Basic Value Fund                                                        10             9.59              517         2001
LSA Blue Chip Fund                                                          10             9.75           13,467         2001
LSA Capital Appreciation Fund                                               10            10.02              331         2001
LSA Disciplined Equity Fund                                                 10             9.59              127         2001
LSA Diversified Mid Cap Fund                                                10             9.99              363         2001
LSA Emerging Growth Equity Fund                                             10            10.06                0         2001
LSA Focused Equity Fund                                                     10             9.96                0         2001
LSA Growth Equity Fund                                                      10             9.68           15,949         2001
LSA Mid Cap Value Fund                                                      10            10.66              376         2001
LSA Value Equity Fund                                                       10             9.62              127         2001
MFS New Discovery Series - Service Class                                    10            10.34                0         2001
MFS Utilities Series - Service Class                                        10             8.95           16,875         2001
UIF High Yield Portfolio                                                    10             9.48                0         2001
OCC Science and Technology Portfolio                                        10             9.58                0         2001
OCC Small Cap Portfolio                                                     10            10.09              269         2001
Oppenheimer International Growth-Service Class                              10             9.10                0         2001
Oppenheimer Main Street Small Cap Fund/V -Service Class                     10            10.30            2,751         2001
PIMCO  Foreign Bond Portfolio                                               10            10.12                0         2001
PIMCO  Money Market Portfolio                                               10            10.04              324         2001
PIMCO  Total Return Bond Portfolio                                          10            10.14           14,712         2001
Putnam High Yield Fund - Class IB                                           10             9.89              526         2001
Putnam International Growth and Income Fund - Class IB                      10             9.44              278         2001
Rydex OTC Fund                                                              10             9.80            5,301         2001
Salomon Brothers Variable Capital Fund                                      10             9.68                0         2001
Van Kampen Growth & Income Portfolio, Class II                              10             9.63            1,313         2001

Basic Policy with Income Benefit Rider and Enhanced Earnings Death Benefit Rider (0-55)

                                                                                                  Number of Units
                                                                  Accumulation     Accumulation    Outstanding at
                                                                   Unit Value       Unit Value      End of Year
Fund                                                                Beginning         Ending                          Year

AIM Dent Demographic Trends Fund                                              10             9.76                0        2001
Fidelity Equity-Income Portfolio - Service Class 2                            10             9.62                0        2001
Fidelity Investment Grade Bond Portfolio - Service Class 2                    10            10.13                0        2001
Fidelity Overseas Portfolio - Service Class 2                                 10             9.34                0        2001
Janus Global Value Portfolio: Service Shares                                  10            10.66                0        2001
Janus Worldwide Growth Portfolio: Service Shares                              10             9.62                0        2001
Lazard Emerging Markets Portfolio                                             10             9.91                0        2001
LSA Aggressive Growth Fund                                                    10             9.39                0        2001
LSA Balanced Fund                                                             10             9.62                0        2001
LSA Basic Value Fund                                                          10             9.59                0        2001
LSA Blue Chip Fund                                                            10             9.74                0        2001
LSA Capital Appreciation Fund                                                 10            10.02                0        2001
LSA Disciplined Equity Fund                                                   10             9.58                0        2001
LSA Diversified Mid Cap Fund                                                  10             9.98                0        2001
LSA Emerging Growth Equity Fund                                               10            10.05                0        2001
LSA Focused Equity Fund                                                       10             9.95                0        2001
LSA Growth Equity Fund                                                        10             9.67                0        2001
LSA Mid Cap Value Fund                                                        10            10.65                0        2001
LSA Value Equity Fund                                                         10             9.61                0        2001
MFS New Discovery Series - Service Class                                      10            10.34                0        2001
MFS Utilities Series - Service Class                                          10             8.95                0        2001
UIF High Yield Portfolio                                                      10             9.48                0        2001
OCC Science and Technology Portfolio                                          10             9.57                0        2001
OCC Small Cap Portfolio                                                       10            10.08                0        2001
Oppenheimer International Growth-Service Class                                10             9.09                0        2001
Oppenheimer Main Street Small Cap Fund/V -Service Class                       10            10.29                0        2001
PIMCO  Foreign Bond Portfolio                                                 10            10.11                0        2001
PIMCO  Money Market Portfolio                                                 10            10.03                0        2001
PIMCO  Total Return Bond Portfolio                                            10            10.13                0        2001
Putnam High Yield Fund - Class IB                                             10             9.87                0        2001
Putnam International Growth and Income Fund - Class IB                        10             9.43                0        2001
Rydex OTC Fund                                                                10             9.79                0        2001
Salomon Brothers Variable Capital Fund                                        10             9.67                0        2001
Van Kampen Growth & Income Portfolio, Class II                                10             9.63                0        2001

Basic Policy with Income Benefit Rider and Enhanced Earnings Death Benefit Rider (56-65)

                                                                                                  Number of Units
                                                                  Accumulation     Accumulation    Outstanding at
                                                                   Unit Value       Unit Value      End of Year
Fund                                                                Beginning         Ending                          Year

AIM Dent Demographic Trends Fund                                              10             9.76               74       2001
Fidelity Equity-Income Portfolio - Service Class 2                            10             9.62            1,254       2001
Fidelity Investment Grade Bond Portfolio - Service Class 2                    10            10.13                0       2001
Fidelity Overseas Portfolio - Service Class 2                                 10             9.34                0       2001
Janus Global Value Portfolio: Service Shares                                  10            10.67                0       2001
Janus Worldwide Growth Portfolio: Service Shares                              10             9.62                0       2001
Lazard Emerging Markets Portfolio                                             10             9.90                0       2001
LSA Aggressive Growth Fund                                                    10             9.39                0       2001
LSA Balanced Fund                                                             10             9.62                0       2001
LSA Basic Value Fund                                                          10             9.58               76       2001
LSA Blue Chip Fund                                                            10             9.74                0       2001
LSA Capital Appreciation Fund                                                 10            10.01              555       2001
LSA Disciplined Equity Fund                                                   10             9.58                0       2001
LSA Diversified Mid Cap Fund                                                  10             9.98                0       2001
LSA Emerging Growth Equity Fund                                               10            10.05                0       2001
LSA Focused Equity Fund                                                       10             9.95                0       2001
LSA Growth Equity Fund                                                        10             9.67                0       2001
LSA Mid Cap Value Fund                                                        10            10.64              500       2001
LSA Value Equity Fund                                                         10             9.61                0       2001
MFS New Discovery Series - Service Class                                      10            10.33                0       2001
MFS Utilities Series - Service Class                                          10             8.94                0       2001
UIF High Yield Portfolio                                                      10             9.48                0       2001
OCC Science and Technology Portfolio                                          10             9.57               76       2001
OCC Small Cap Portfolio                                                       10            10.08                0       2001
Oppenheimer International Growth-Service Class                                10             9.09                0       2001
Oppenheimer Main Street Small Cap Fund/V -Service Class                       10            10.29              256       2001
PIMCO  Foreign Bond Portfolio                                                 10            10.11                0       2001
PIMCO  Money Market Portfolio                                                 10            10.03            2,093       2001
PIMCO  Total Return Bond Portfolio                                            10            10.13                0       2001
Putnam High Yield Fund - Class IB                                             10             9.87                0       2001
Putnam International Growth and Income Fund - Class IB                        10             9.43                0       2001
Rydex OTC Fund                                                                10             9.79                0       2001
Salomon Brothers Variable Capital Fund                                        10             9.67               76       2001
Van Kampen Growth & Income Portfolio, Class II                                10             9.62               76       2001

Basic Policy with Income Benefit Rider and Enhanced Earnings Death Benefit Rider (66-75)

                                                                                                    Number of
                                                                  Accumulation    Accumulation        Units
                                                                   Unit Value      Unit Value    Outstanding at
Fund                                                                Beginning        Ending        End of Year       Year

AIM Dent Demographic Trends Fund                                              10            9.75               0         2001
Fidelity Equity-Income Portfolio - Service Class 2                            10            9.61               0         2001
Fidelity Investment Grade Bond Portfolio - Service Class 2                    10           10.13               0         2001
Fidelity Overseas Portfolio - Service Class 2                                 10            9.33               0         2001
Janus Global Value Portfolio: Service Shares                                  10           10.67               0         2001
Janus Worldwide Growth Portfolio: Service Shares                              10            9.61               0         2001
Lazard Emerging Markets Portfolio                                             10            9.90               0         2001
LSA Aggressive Growth Fund                                                    10            9.39               0         2001
LSA Balanced Fund                                                             10            9.62               0         2001
LSA Basic Value Fund                                                          10            9.58               0         2001
LSA Blue Chip Fund                                                            10            9.74               0         2001
LSA Capital Appreciation Fund                                                 10           10.01               0         2001
LSA Disciplined Equity Fund                                                   10            9.57               0         2001
LSA Diversified Mid Cap Fund                                                  10            9.97               0         2001
LSA Emerging Growth Equity Fund                                               10           10.04               0         2001
LSA Focused Equity Fund                                                       10            9.95               0         2001
LSA Growth Equity Fund                                                        10            9.66               0         2001
LSA Mid Cap Value Fund                                                        10           10.64               0         2001
LSA Value Equity Fund                                                         10            9.60               0         2001
MFS New Discovery Series - Service Class                                      10           10.33               0         2001
MFS Utilities Series - Service Class                                          10            8.94               0         2001
UIF High Yield Portfolio                                                      10            9.47               0         2001
OCC Science and Technology Portfolio                                          10            9.57               0         2001
OCC Small Cap Portfolio                                                       10           10.07               0         2001
Oppenheimer International Growth-Service Class                                10            9.09               0         2001
Oppenheimer Main Street Small Cap Fund/V -Service Class                       10           10.28               0         2001
PIMCO  Foreign Bond Portfolio                                                 10           10.10               0         2001
PIMCO  Money Market Portfolio                                                 10           10.02               0         2001
PIMCO  Total Return Bond Portfolio                                            10           10.13               0         2001
Putnam High Yield Fund - Class IB                                             10            9.87               0         2001
Putnam International Growth and Income Fund - Class IB                        10            9.42               0         2001
Rydex OTC Fund                                                                10            9.78               0         2001
Salomon Brothers Variable Capital Fund                                        10            9.66               0         2001
Van Kampen Growth & Income Portfolio, Class II                                10            9.62               0         2001

Basic Policy with Enhanced Death Benefit Rider and Income Benefit Rider

                                                                                                    Number of
                                                                  Accumulation    Accumulation        Units
                                                                   Unit Value      Unit Value    Outstanding at
Fund                                                                Beginning        Ending        End of Year       Year

AIM Dent Demographic Trends Fund                                              10            9.76             668         2001
Fidelity Equity-Income Portfolio - Service Class 2                            10            9.62           1,678         2001
Fidelity Investment Grade Bond Portfolio - Service Class 2                    10           10.13           3,090         2001
Fidelity Overseas Portfolio - Service Class 2                                 10            9.34               0         2001
Janus Global Value Portfolio: Service Shares                                  10           10.67               0         2001
Janus Worldwide Growth Portfolio: Service Shares                              10            9.62              53         2001
Lazard Emerging Markets Portfolio                                             10            9.90               0         2001
LSA Aggressive Growth Fund                                                    10            9.40               0         2001
LSA Balanced Fund                                                             10            9.62           3,381         2001
LSA Basic Value Fund                                                          10            9.58             128         2001
LSA Blue Chip Fund                                                            10            9.74              26         2001
LSA Capital Appreciation Fund                                                 10           10.01               0         2001
LSA Disciplined Equity Fund                                                   10            9.58           3,238         2001
LSA Diversified Mid Cap Fund                                                  10            9.98              17         2001
LSA Emerging Growth Equity Fund                                               10           10.05               0         2001
LSA Focused Equity Fund                                                       10            9.95              21         2001
LSA Growth Equity Fund                                                        10            9.67             551         2001
LSA Mid Cap Value Fund                                                        10           10.64             925         2001
LSA Value Equity Fund                                                         10            9.61               0         2001
MFS New Discovery Series - Service Class                                      10           10.33              29         2001
MFS Utilities Series - Service Class                                          10            8.94             581         2001
UIF High Yield Portfolio                                                      10            9.48           1,255         2001
OCC Science and Technology Portfolio                                          10            9.57              22         2001
OCC Small Cap Portfolio                                                       10           10.08           1,335         2001
Oppenheimer International Growth-Service Class                                10            9.09              28         2001
Oppenheimer Main Street Small Cap Fund/V -Service Class                       10           10.29              25         2001
PIMCO  Foreign Bond Portfolio                                                 10           10.11              21         2001
PIMCO  Money Market Portfolio                                                 10           10.03           1,606         2001
PIMCO  Total Return Bond Portfolio                                            10           10.13           2,902         2001
Putnam High Yield Fund - Class IB                                             10            9.87           1,735         2001
Putnam International Growth and Income Fund - Class IB                        10            9.43               0         2001
Rydex OTC Fund                                                                10            9.79               0         2001
Salomon Brothers Variable Capital Fund                                        10            9.67              70         2001
Van Kampen Growth & Income Portfolio, Class II                                10            9.62           2,468         2001

Basic Policy with Enhanced Death Benefit Rider, Income Benefit Rider, and Enhanced Earnings Death Benefit Rider (0-55)

                                                                                                    Number of
                                                                   Accumulation    Accumulation       Units
                                                                    Unit Value      Unit Value   Outstanding at
Fund                                                                Beginning         Ending       End of Year       Year

AIM Dent Demographic Trends Fund                                               10           9.75              65         2001
Fidelity Equity-Income Portfolio - Service Class 2                             10           9.61              13         2001
Fidelity Investment Grade Bond Portfolio - Service Class 2                     10          10.12             156         2001
Fidelity Overseas Portfolio - Service Class 2                                  10           9.33               0         2001
Janus Global Value Portfolio: Service Shares                                   10          10.67               0         2001
Janus Worldwide Growth Portfolio: Service Shares                               10           9.61               0         2001
Lazard Emerging Markets Portfolio                                              10           9.90               0         2001
LSA Aggressive Growth Fund                                                     10           9.39               0         2001
LSA Balanced Fund                                                              10           9.62             107         2001
LSA Basic Value Fund                                                           10           9.58               0         2001
LSA Blue Chip Fund                                                             10           9.73             118         2001
LSA Capital Appreciation Fund                                                  10          10.01               0         2001
LSA Disciplined Equity Fund                                                    10           9.57             194         2001
LSA Diversified Mid Cap Fund                                                   10           9.97              96         2001
LSA Emerging Growth Equity Fund                                                10          10.04               0         2001
LSA Focused Equity Fund                                                        10           9.94               0         2001
LSA Growth Equity Fund                                                         10           9.66               0         2001
LSA Mid Cap Value Fund                                                         10          10.64               0         2001
LSA Value Equity Fund                                                          10           9.60              22         2001
MFS New Discovery Series - Service Class                                       10          10.33               0         2001
MFS Utilities Series - Service Class                                           10           8.94             162         2001
UIF High Yield Portfolio                                                       10           9.47               0         2001
OCC Science and Technology Portfolio                                           10           9.56               0         2001
OCC Small Cap Portfolio                                                        10          10.07               0         2001
Oppenheimer International Growth-Service Class                                 10           9.09               0         2001
Oppenheimer Main Street Small Cap Fund/V -Service Class                        10          10.28              83         2001
PIMCO  Foreign Bond Portfolio                                                  10          10.10               0         2001
PIMCO  Money Market Portfolio                                                  10          10.02              80         2001
PIMCO  Total Return Bond Portfolio                                             10          10.12              17         2001
Putnam High Yield Fund - Class IB                                              10           9.87              85         2001
Putnam International Growth and Income Fund - Class IB                         10           9.42               0         2001
Rydex OTC Fund                                                                 10           9.78               7         2001
Salomon Brothers Variable Capital Fund                                         10           9.66               0         2001
Van Kampen Growth & Income Portfolio, Class II                                 10           9.62               0         2001

Basic Policy with Enhanced Death Benefit Rider, Income Benefit Rider and Enhanced Earnings Death Benefit Rider (56-65)

                                                                                                   Number of Units
                                                                   Accumulation     Accumulation    Outstanding at
                                                                    Unit Value       Unit Value      End of Year
Fund                                                                Beginning          Ending                          Year

AIM Dent Demographic Trends Fund                                               10             9.75                0       2001
Fidelity Equity-Income Portfolio - Service Class 2                             10             9.61                0       2001
Fidelity Investment Grade Bond Portfolio - Service Class 2                     10            10.12                0       2001
Fidelity Overseas Portfolio - Service Class 2                                  10             9.33                0       2001
Janus Global Value Portfolio: Service Shares                                   10            10.66                0       2001
Janus Worldwide Growth Portfolio: Service Shares                               10             9.61               00       2001
Lazard Emerging Markets Portfolio                                              10             9.89                0       2001
LSA Aggressive Growth Fund                                                     10             9.38                0       2001
LSA Balanced Fund                                                              10             9.61                0       2001
LSA Basic Value Fund                                                           10             9.58            2,677       2001
LSA Blue Chip Fund                                                             10             9.73                0       2001
LSA Capital Appreciation Fund                                                  10            10.00                0       2001
LSA Disciplined Equity Fund                                                    10             9.57            2,680       2001
LSA Diversified Mid Cap Fund                                                   10             9.97                0       2001
LSA Emerging Growth Equity Fund                                                10            10.04                0       2001
LSA Focused Equity Fund                                                        10             9.94                0       2001
LSA Growth Equity Fund                                                         10             9.66                0       2001
LSA Mid Cap Value Fund                                                         10            10.63                0       2001
LSA Value Equity Fund                                                          10             9.60            2,699       2001
MFS New Discovery Series - Service Class                                       10            10.32                0       2001
MFS Utilities Series - Service Class                                           10             8.93                0       2001
UIF High Yield Portfolio                                                       10             9.47                0       2001
OCC Science and Technology Portfolio                                           10             9.56                0       2001
OCC Small Cap Portfolio                                                        10            10.07                0       2001
Oppenheimer International Growth-Service Class                                 10             9.08                0       2001
Oppenheimer Main Street Small Cap Fund/V -Service Class                        10            10.28                0       2001
PIMCO  Foreign Bond Portfolio                                                  10            10.10                0       2001
PIMCO  Money Market Portfolio                                                  10            10.02              393       2001
PIMCO  Total Return Bond Portfolio                                             10            10.12                0       2001
Putnam High Yield Fund - Class IB                                              10             9.86                0       2001
Putnam International Growth and Income Fund - Class IB                         10             9.42                0       2001
Rydex OTC Fund                                                                 10             9.78                0       2001
Salomon Brothers Variable Capital Fund                                         10             9.66                0       2001
Van Kampen Growth & Income Portfolio, Class II                                 10             9.61                0       2001

Basic Policy with Enhanced Death Benefit Rider, Income Benefit Rider and Enhanced Earnings Death Benefit Rider (66-75)

                                                                                                   Number of
                                                                Accumulation     Accumulation        Units
                                                                 Unit Value       Unit Value    Outstanding at
Fund                                                              Beginning         Ending        End of Year      Year

AIM Dent Demographic Trends Fund                                            10             9.74               0        2001
Fidelity Equity-Income Portfolio - Service Class 2                          10             9.60               0        2001
Fidelity Investment Grade Bond Portfolio - Service Class 2                  10            10.12               0        2001
Fidelity Overseas Portfolio - Service Class 2                               10             9.32               0        2001
Janus Global Value Portfolio: Service Shares                                10            10.66               0        2001
Janus Worldwide Growth Portfolio: Service Shares                            10             9.60               0        2001
Lazard Emerging Markets Portfolio                                           10             9.89               0        2001
LSA Aggressive Growth Fund                                                  10             9.38               0        2001
LSA Balanced Fund                                                           10             9.61               0        2001
LSA Basic Value Fund                                                        10             9.57               0        2001
LSA Blue Chip Fund                                                          10             9.73               0        2001
LSA Capital Appreciation Fund                                               10            10.00               0        2001
LSA Disciplined Equity Fund                                                 10             9.56               0        2001
LSA Diversified Mid Cap Fund                                                10             9.96               0        2001
LSA Emerging Growth Equity Fund                                             10            10.03               0        2001
LSA Focused Equity Fund                                                     10             9.94               0        2001
LSA Growth Equity Fund                                                      10             9.66               0        2001
LSA Mid Cap Value Fund                                                      10            10.63               0        2001
LSA Value Equity Fund                                                       10             9.59               0        2001
MFS New Discovery Series - Service Class                                    10            10.32               0        2001
MFS Utilities Series - Service Class                                        10             8.93               0        2001
UIF High Yield Portfolio                                                    10             9.46               0        2001
OCC Science and Technology Portfolio                                        10             9.56               0        2001
OCC Small Cap Portfolio                                                     10            10.06               0        2001
Oppenheimer International Growth-Service Class                              10             9.08               0        2001
Oppenheimer Main Street Small Cap Fund/V -Service Class                     10            10.27               0        2001
PIMCO  Foreign Bond Portfolio                                               10            10.09               0        2001
PIMCO  Money Market Portfolio                                               10            10.01               0        2001
PIMCO  Total Return Bond Portfolio                                          10            10.12               0        2001
Putnam High Yield Fund - Class IB                                           10             9.86               0        2001
Putnam International Growth and Income Fund - Class IB                      10             9.42               0        2001
Rydex OTC Fund                                                              10             9.77               0        2001
Salomon Brothers Variable Capital Fund                                      10             9.65               0        2001
Van Kampen Growth & Income Portfolio, Class II                              10             9.61               0        2001

                                   APPENDIX B

                             MARKET VALUE ADJUSTMENT

The Market Value Adjustment is based on the following:

I = the Treasury Rate for a maturity equal to the Guarantee Period for the week preceding the establishment of the Guarantee Period.

N = the number of whole and partial years from the date we receive the withdrawal, transfer, or death benefit request, or from the Payout Start Date to the end of the Guarantee Period.

J = the Treasury Rate for a maturity equal to the Guarantee Period for the week preceding the receipt of the withdrawal, transfer, death benefit, or income payment request. If a Note with a maturity of the original Guarantee Period is not available, we will use a weighted average.

Treasury Rate means the U.S. Treasury Note Constant Maturity yield as reported in Federal Reserve Bulletin Release H.15.

The Market Value Adjustment factor is determined from the following formula:

                                .9 X [I-(J + .0025)] X N


To determine the Market Value Adjustment, we will multiply the Market Value Adjustment factor by the amount transferred, withdrawn, paid as a death benefit, or applied to an Income Plan from a Guarantee Period at any time other than during the 30-day period after such Guarantee Period expires.


EXAMPLES OF MARKET VALUE ADJUSTMENT

Purchase Payment:   $10,000 allocated to a Guarantee Period
Guarantee Period:   5 years
Guaranteed Interest Rate:      4.50%
Full Withdrawal:    End of Contract Year 3
I (5-Year Treasury Rate):    4.50%

NOTE: These examples assume that premium taxes are not applicable and that previous withdrawals have not been taken.

                 EXAMPLE 1: (ASSUMES DECLINING INTEREST RATES)


          Step 1: Calculate Contract Value at End of Contract Year 3:
              = $10,000.00 X (1.045)3 = $11,411.66


                 Step 2: Calculate the Free Withdrawal Amount:
                        = .15 X ($10,000.00) = $1,500.00 (greater than
                                $1,411.66 earnings in the Contract)

                    Step 3: Calculate the Withdrawal Charge:

         Under the Contract, earnings are deemed to be withdrawn before Purchase Payments. Accordingly, in this example, the amount of the Purchase Payment eligible for free withdrawal would equal the Free Withdrawal Amount less the interest credited or $88.34 ($1,500.00 - $1,411.66) Therefore, the Withdrawal Charge would be

                       = .07 X ($10,000 - $88.34) = $693.82


                 Step 4: Calculate the Market Value Adjustment:

                      I   =   4.50%
                      J   =   4.20% (5-Year Treasury Rate at time of withdrawal)

                              730 DAYS
                      N   =   --------   =   2
                              365 DAYS

                MARKET VALUE ADJUSTMENT FACTOR: .9 X [I - (J + .0025)] X N
                        = .9 X [.045 - (.042 + .0025)] X 2 = .0009

           MARKET VALUE ADJUSTMENT = MARKET VALUE ADJUSTMENT FACTOR X AMOUNT SUBJECT TO MARKET VALUE ADJUSTMENT:
                     = .0009 X $11,411.66  = $10.27

         Step 5: Calculate the amount received by Contract Owner as a result of full withdrawal at the end of Contract Year 3:

                   = $11,411.66 - $693.82 + $10.27 = $10,728.11

                   EXAMPLE 2: (ASSUMES RISING INTEREST RATES)


          Step 1: Calculate Contract Value at End of Contract Year 3:
              = $10,000.00 X (1.045)3 = $11,411.66


                 Step 2: Calculate the Free Withdrawal Amount:
                        = .15 X ($10,000.00) = $1,500.00
                           (greater than $1,411.66 in earnings)

                    Step 3: Calculate the Withdrawal Charge:

         As above, in this example, the amount of the Purchase Payment eligible for free withdrawal would equal the Free Withdrawal Amount less the interest credited or $88.34 ($1,500 - $1,411.66). Therefore, the Withdrawal Charge would be
                    = .07 X ($10,000.00 - $88.34) = $693.82


                 Step 4: Calculate the Market Value Adjustment:


                      J   =   4.80% (5-Year Treasury Rate at time of withdrawal)

                      N   =   730 DAYS   =   2
                              --------
                              365 DAYS

                MARKET VALUE ADJUSTMENT FACTOR: .9 X [I - (J + .0025)] X N
                      = .9 X [(.045 - (.048 + .0025)] X (2) = -.0099

                MARKET VALUE ADJUSTMENT = MARKET VALUE ADJUSTMENT FACTOR X AMOUNT SUBJECT TO MARKET VALUE ADJUSTMENT:
                    = -.0099 X $11,411.66 = -$112.98

                Step 5: Calculate the amount received by Contract Owner as a result of full withdrawal at the end of Contract Year 3:

                   = $11,411.66 - $693.82 - $112.98 = $10,604.86

                                   APPENDIX C

              CALCULATION OF ENHANCED EARNINGS DEATH BENEFIT AMOUNT

EXAMPLE 1. In this example, assume that the oldest Contract Owner is age 55 at the time the Contract is issued and elects the Enhanced Earnings Death Benefit Rider when the Contract is issued. The Contract Owner makes an initial purchase payment of $100,000. After four years, the Contract Owner dies. On the date Lincoln Benefit receives Due Proof of Death, the Contract Value is $125,000. Prior to his death, the Contract Owner did not make any additional purchase payments or take any withdrawals.

Excess-of-Earnings Withdrawals = $0
Purchase payments in the 12 months after the Rider Date and prior to Death = $0 In-Force Premium = $100,000 ($100,000 + $0 - $0) In-Force Earnings = $25,000
($125,000 - $100,000) Enhanced Earnings Death Benefit = 50% x $25,000 = $12,500.

Since 50% of In-Force Earnings is less than 100% of the In-Force Premium (excluding purchase payments in the 12 months prior to death), the In-Force Earnings are used to compute the Enhanced Earnings Death Benefit amount.

EXAMPLE 2. In the second example, assume the same facts as above, except that the Contract Owner has taken a withdrawal of $10,000 during the second year of the Contract. At the time the withdrawal is taken, the Contract Value is $105,000. Here, $5,000 of the withdrawal is in excess of the In-Force Earnings at the time of the withdrawal. The Contract Value on the date Lincoln Benefit receives Due Proof of Death will be assumed to be $114,000.


Excess-of-Earnings Withdrawals = $5,000 ($10,000 - $5,000)

Purchase payments in the 12 months after the Rider Date and prior to Death = $0 In-Force Premium = $95,000 ($100,000 + $0 - $5,000) In-Force Earnings = $19,000
($114,000 - $95,000) Enhanced Earnings Death Benefit = 50% x $19,000 = $9,500.


Since 50% of In-Force Earnings is less than 100% of the In-Force Premium (excluding purchase payments in the 12 months after the Rider Date and prior to death), the In-Force Earnings are used to compute the Enhanced Earnings Death Benefit amount.



EXAMPLE 3. This third example is intended to illustrate the effect of adding the Enhanced Earnings Death Benefit Rider after the Contract has been issued and the effect of later purchase payments. In this example, assume that the oldest Contract Owner is age 65 on the Rider Date. At the time the Contract is issued, the Contract Owner makes a purchase payment of $100,000. After two years pass, the Contract Owner elects to add the Enhanced Earnings Death Benefit Rider. On the date this Rider is added, the Contract Value is $110,000. Two years later, the Contract Owner withdraws $50,000. Immediately prior to the withdrawal, the Contract Value is $130,000. Another two years later, the Contract Owner makes an additional purchase payment of $40,000. Two years later, the Contract Owner dies with a Contract Value of $140,000 on the date Lincoln Benefit receives Due Proof of Death.


Excess-of-Earnings Withdrawals = $30,000 ($50,000 - $20,000) Purchase payments in the 12 months after the Rider Date and prior to Death = $0 In-Force Premium = $120,000 ($110,000 + $40,000 - $30,000) In-Force Earnings = $20,000 ($140,000 -
$120,000) Enhanced Earnings Death Benefit = 40% of $20,000 = $8,000.


In this example, In-Force Premium is equal to the Contract Value on the date the Rider was issued plus the additional purchase payment and minus the Excess-of-Earnings Withdrawal.

Since 40% of In-Force Earnings is less than 80% of the In-Force Premium (excluding purchase payments in the 12 months after the Rider Date and prior to death), the In-Force Earnings are used to compute the Enhanced Earnings Death Benefit amount.

STATEMENT OF ADDITIONAL INFORMATION
TABLE OF CONTENTS
--------------------------------------------------------------------------------
Description                                                             Page
--------------------------------------------------------------------------------
     Additions, Deletions or Substitutions of Investments               S-1
     The Contract                                                       S-2
         Purchases of Contracts                                         S-2
         Tax-free Exchanges (1035 Exchanges, Rollovers and Transfers)   S-2
     Performance Information                                            S-2
         Standardized Total Returns                                     S-2
         Non-standardized Total Returns                                 S-10
         Adjusted Historical Total Returns                              S-18
         Calculation of Accumulation Unit Values                        S-26
         Calculation of Variable Income Payments                        S-27
         Calculation of Annuity Unit Values                             S-27
     General Matters                                                    S-27
         Incontestability                                               S-27
         Settlements                                                    S-27
         Safekeeping of the Variable Account's Assets                   S-28
         Premium Taxes                                                  S-28
         Tax Reserves                                                   S-28
     Experts                                                            S-28
     Financial Statements                                               S-28


                         ------------------------------

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING IN ANY JURISDICTION IN WHICH SUCH OFFERING MAY NOT LAWFULLY BE MADE. WE DO NOT AUTHORIZE ANYONE TO PROVIDE ANY INFORMATION OR REPRESENTATIONS REGARDING THE OFFERING DESCRIBED IN THIS PROSPECTUS OTHER THAN AS CONTAINED IN THIS PROSPECTUS.

                                      D-1